SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EMC Corporation

(Name of Registrant as Specified In Its Charter)

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April [    ], 2008

Dear Shareholder:

We cordially invite you to attend our 2008 Annual Meeting of Shareholders, which will be held on Wednesday, May 21, 2008, at 10:00 a.m. at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the last page of the attached Proxy Statement.

At this meeting you are being asked to:

1.	Elect eleven members to the Board of Directors,

2.	Ratify the selection by the Audit Committee of EMC’s independent auditors,

3.	Approve amendments to EMC’s Articles of Organization and Bylaws to implement majority vote for directors, and

4.	Approve amendments to EMC’s Articles of Organization to implement simple majority vote.

Your Board of Directors recommends that you vote FOR each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

This year, we are pleased to be using the new Securities and Exchange Commission rules that allow companies to provide their proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice instead of a paper copy of the attached Proxy Statement and our Annual Report on Form 10-K for 2007. The notice contains instructions on how to access the proxy materials over the Internet or request paper copies of the proxy materials. Shareholders who did not receive the notice had already elected either to access our proxy materials over the Internet or to receive paper copies of the proxy materials. We believe this new process will use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, conserve natural resources and reduce the costs of printing and distributing the proxy materials.

If you plan to join us at the meeting, please go to www.emc.com/annualmeeting2008 to complete the registration form. The deadline for registration is May 12, 2008. All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport. Check-in will begin at 9:00 a.m.

Following completion of the scheduled business, we will report on EMC’s operations and answer questions. We hope that you will be able to join us on May 21st.

Very truly yours,

JOSEPH M. TUCCI

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

May 21, 2008

To the Shareholders:

The Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, on Wednesday, May 21, 2008, at 10:00 a.m. for the following purposes:

1.	To elect eleven members to the Board of Directors.

2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2008.

3.	To approve amendments to EMC’s Articles of Organization and Bylaws to implement majority vote for directors.

4.	To approve amendments to EMC’s Articles of Organization to implement simple majority vote.

5.	To transact any and all other business that may properly come before the meeting or any adjournments of the meeting.

All shareholders of record at the close of business on March 20, 2008 are entitled to notice of and to vote at this meeting and any adjournments of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. If you previously elected to access the 2008 Proxy Statement and Annual Report on Form 10-K for 2007 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via a toll-free telephone number or over the Internet. Additionally, if you received a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the 2008 Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” on page [    ] of this Proxy Statement.

EMC’s Annual Report on Form 10-K for 2007 is enclosed.

By order of the Board of Directors

PAUL T. DACIER

Executive Vice President,

General Counsel and Assistant Secretary

April [    ], 2008

Proxy Statement for the

Annual Meeting of Shareholders of

EMC CORPORATION

To Be Held on Wednesday, May 21, 2008

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or consummated after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

EMC CORPORATION

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are making these proxy materials available to you on or about April [    ], 2008 on the Internet or by delivering printed versions of these materials to you by mail, in connection with the 2008 Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Shareholders.

You are invited to attend the Annual Meeting on Wednesday, May 21, 2008, beginning at 10:00 a.m. at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the last page of this Proxy Statement.

What is included in these proxy materials?

These materials include:

•	Our Notice of Annual Meeting;

•	Our Proxy Statement; and

•	Our Annual Report on Form 10-K for 2007.

If you received printed versions of these materials by mail, these materials also include a proxy card or voting instruction form.

How can I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or by e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail.

For shareholders who received a notice by mail about the Internet availability of the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by Internet or telephone by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote only by Internet.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T. on May 20, 2008.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares in the EMC Stock Fund through the EMC Corporation 401(k) Savings Plan, your voting instructions must be received by the plan trustee by 11:59 p.m., E.D.T., on May 16, 2008, for the trustee to vote your shares. You may not vote these shares in person at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

As explained in more detail below, this year we are pleased to be using the voluntary “notice and access” system recently adopted by the Securities and Exchange Commission (the “SEC”) relating to delivery of the proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail or by e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules will allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules will also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

As a result of our delivery of proxy materials over the Internet, we plan to reduce the number of printed copies of our proxy materials by approximately 90% from last year. We are further reducing our carbon footprint by printing paper copies of this Proxy Statement on FSC-certified paper sourced from responsibly managed forests and verified recycled sources.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are four proposals that will be voted on at the Annual Meeting:

Proposal 1: The election of eleven members to the Board of Directors.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 2: The ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 3: Amendments to our Articles of Organization and Bylaws to implement majority vote for directors.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 4: Amendments to our Articles of Organization to implement simple majority vote.

The Board of Directors recommends a vote “FOR” this proposal.

Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon at the Annual Meeting?

The voting requirements for approval of the proposals at the Annual Meeting are as follow:

Proposal	Vote required	Broker discretionary voting allowed?
Election of Directors	Plurality of votes cast	Yes
Ratification of selection of independent auditors	Majority of votes cast	Yes
Amendments to Articles of Organization and Bylaws to implement majority vote for directors	Two-thirds of outstanding shares	No
Amendments to Articles of Organization to implement simple majority vote	Two-thirds of outstanding shares	No

Who may vote at the Annual Meeting?

If you owned EMC Common Stock at the close of business on March 20, 2008 (the “Record Date”), then you may vote at the Annual Meeting. At the close of business on the Record Date, we had [            ] shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The bank or brokerage firm holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

How can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you will receive a ballot when you arrive at the Annual Meeting. If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank or brokerage firm that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I have voted?

Yes. You have the right to revoke your proxy at any time before it is voted at the Annual Meeting, subject to the proxy voting deadlines described below. You may vote again on a later date by Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written instrument with the Secretary or Assistant Secretary of EMC requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. For the election of directors and the ratification of auditors, the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” For all other proposals, the bank or brokerage firm may not vote your shares at all. This is called a “broker non-vote.”

What is the “quorum” requirement for the Annual Meeting?

In order to conduct any business at the Annual Meeting, a majority of EMC’s outstanding shares on the Record Date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of Proposals 1 and 2 is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals. Because the approval of Proposals 3 and 4 require the affirmative vote of at least two-thirds of the outstanding Common Stock, abstentions and broker non-votes will have the same effect as a vote against each proposal.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. The deadline under EMC’s Bylaws for shareholders to notify EMC of any proposals or director nominations to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the proxy holders shall have discretionary authority to vote all such proxies as they shall decide.

I want to attend the Annual Meeting. What procedures must I follow?

•

Registration to attend the meeting is being conducted electronically. If you plan to attend the meeting, you must register online at www.emc.com/annualmeeting2008 and complete the registration form. The deadline for registration is May 12, 2008.

•	All shareholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport.

•

Shareholders who come to the Annual Meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our Common Stock, such as a bank or brokerage firm account statement, to attend the meeting.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check-in will begin at 9:00 a.m.

Who counts the votes cast at the Annual Meeting?

Representatives of our transfer agent, Mellon Investor Services LLC, will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be posted on our website shortly after the Annual Meeting and published in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2008.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by EMC. In addition to the solicitation of proxies by Internet or by mail, EMC may use the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Morrow & Co., Inc. to aid in the distribution and solicitation of proxies. Morrow & Co., Inc. will receive a fee of $25,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

Where are EMC’s principal executive offices located, and what is EMC’s main telephone number?

EMC’s principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s main telephone number is (508) 435-1000.

CORPORATE GOVERNANCE

EMC is committed to good corporate governance, which we believe helps us to sustain our success and build long-term value for our shareholders. The Board of Directors has adopted Corporate Governance Guidelines to provide a framework for the effective governance of EMC. The Corporate Governance and Nominating Committee reviews the Guidelines at least annually and recommends changes as appropriate to the Board of Directors for approval. The Board of Directors has also adopted written charters for its standing committees (Audit, Compensation, Corporate Governance and Nominating, Finance, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about EMC’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available at http://www.emc.com/about/investor-relations/governance/corporate-governance.htm. Copies will also be provided to any shareholder upon written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or by contacting EMC Investor Relations at 866-362-6973. EMC posts additional information on its website from time to time as the Board makes changes to EMC’s corporate governance practices.

EMC’s Board of Directors has implemented corporate governance practices that the Board believes are both in the best interests of EMC and its shareholders as well as compliant with SEC rules and regulations and the listing standards of the New York Stock Exchange (the “NYSE”). The Board reviews these practices on an on-going basis. Recent developments include:

•	Annual Election of Directors. Beginning at this Annual Meeting, each Director will be required to stand for election annually.

•

Majority Vote for Directors. The Board has decided to change the standard for the election of Directors in uncontested elections from a plurality voting standard to a majority voting standard (see Proposal 3). EMC’s majority vote policy (described below) will also be amended to conform to the majority voting standard for the election of Directors.

•

Simple Majority Vote. The Board has decided to change the voting requirement to approve certain corporate transactions from the affirmative vote of two-thirds of the outstanding shares of EMC Common Stock to the affirmative vote of a simple majority of outstanding shares (see Proposal 4).

•

Executive Compensation. The Board amended our executive change in control agreements to phase-out the excise tax gross-up, reduce the severance benefits payable and require “double trigger” vesting of equity awards. We also eliminated tax gross-ups to executive officers for certain expenses beginning in January 2008. For more information, see “Compensation Discussion and Analysis – Change in Control Agreements” and “Compensation Discussion and Analysis – Perquisites” below.

•

Stock Ownership Guidelines. The Board amended our stock ownership guidelines for senior management and substantially increased the number of shares of Common Stock that EMC executive officers are required to hold. The Board also increased the stock ownership guidelines for non-employee directors. See EMC’s Corporate Governance Guidelines for more information.

•	Shareholder Communications.

•

Say on Pay. We are an active member of the Working Group on Advisory Vote on Executive Compensation Disclosure which is comprised of representatives from a number of major U.S. companies and investors. The Working Group serves as a forum for participants to share ideas and study the possible benefits of an advisory vote on pay in the United States.

•

Contact with the Board. To enable open communications, EMC provides various means for shareholders and other interested parties to contact the non-management Directors and the Audit Committee (see “Communications with the Board” below). The Board strives to provide clear, candid and timely responses to any substantive communication it receives. During 2007, EMC dialogued and met with shareholders on a variety of topics, including executive compensation, corporate social responsibility and other relevant governance topics. As appropriate, Directors participated in these discussions.

•

Sustainability. The Corporate Governance and Nominating Committee is responsible for overseeing EMC’s sustainability program which focuses on three key areas: environmental stewardship, diversity in our workforce and corporate citizenship. We believe that integrating environmental, social and financial considerations in our business strategy and decisions is integral to growing the success of EMC, and benefits our shareholders, employees, customers, suppliers and communities. By developing sustainable business practices throughout EMC, we create competitive advantage, build trust and pave the way for continued long-term corporate success.

Other highlights of our corporate governance practices include:

•

Lead Director. David N. Strohm, an independent Director, is our Lead Director. The Lead Director has significant responsibilities, which are set forth in EMC’s Corporate Governance Guidelines and include:

•	Acting as a liaison between the independent Directors and the Chairman, and facilitating discussions among the independent Directors on key issues and concerns outside of Board meetings;

•	In collaboration with the Chairman, setting an appropriate schedule of and standing agenda for Board meetings, as well as preparing agendas for Board meetings;

•	In collaboration with the Compensation Committee, approving Chief Executive Officer goals, evaluating CEO performance, setting CEO compensation levels and reviewing CEO succession planning;

•

In collaboration with the Corporate Governance and Nominating Committee, making recommendations to the Board regarding committee members and chairs and overseeing the performance evaluations of the Board, each of the applicable committees and the individual Directors; and

•

Presiding at all meetings of the Board at which the Chairman is not present, including the executive sessions of the “non-management” Directors (as defined in the listing standards of the NYSE) and independent Directors.

•	Board Self-Assessments. The Corporate Governance and Nominating Committee, together with the Lead Director, oversees an annual evaluation process as follows:

•	Each Director evaluates the Board as a whole;

•

Each member of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee, and Mergers and Acquisitions Committee evaluates the committees on which he or she serves; and

•	Each Director prepares an individual self-evaluation.

After these evaluations are complete, the results are discussed by the Board and each committee and with each individual Director, as applicable, and action plans are developed, if necessary.

•

Majority Vote Policy. Our current majority vote policy, which is incorporated in EMC’s Corporate Governance Guidelines, requires any Director in an uncontested election who receives a majority of votes “withheld” to promptly tender his or her resignation. The policy provides that the Corporate Governance and Nominating Committee will assess the appropriateness of the Director continuing to serve and recommend to the Board the action to be taken regarding a tendered resignation. Set forth below are procedures of the Board and Corporate Governance and Nominating Committee to be used if such majority vote policy is triggered:

•

In considering whether it is appropriate for a nominee to continue to serve as a Director, the Corporate Governance and Nominating Committee will act promptly and consider all factors deemed relevant, including any known reasons why shareholders “withheld” votes from the Director, the length of service and qualifications of the Director in question, the Director’s contributions to EMC, the Director’s particular area of expertise or experience and compliance with listing standards;

•

The Board will act on the Corporate Governance and Nominating Committee’s recommendation promptly, but in any event not later than 90 days from the date of the annual or special meeting of shareholders at which the vote occurred. The Board will consider the factors considered by the Corporate Governance and Nominating Committee and any other factors it deems relevant. Board action may include acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the “withheld” votes for such Director or rejection of the tendered resignation. Following the Board’s decision, EMC will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC;

•	To the extent that a Director’s resignation is accepted by the Board, the Board will determine whether to fill such vacancy or to reduce the size of the Board;

•

The process described above of determining whether or not to accept a tendered resignation shall be managed by the independent Directors. Further, any Director who tenders his or her resignation pursuant to EMC’s majority vote policy will not participate in the Corporate Governance and Nominating Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance and Nominating Committee receive a greater number of votes “withheld” than “for” at the same election, then the independent Directors who are on the Board who did not receive such votes will consider the tendered resignations; and

•

In order to strengthen the Director election process, the Board requires each nominee for election at an Annual Meeting to submit a “conditional” resignation that will only become effective if the nominee does not receive the requisite number of votes at the meeting in accordance with the majority vote policy of the Board and after following the procedures described above, the Board accepts the resignation.

•

Response to Shareholder Proposals. EMC listens to and is responsive to shareholders. In addition to the communications above, EMC’s Corporate Governance Guidelines state that it is the Board’s policy to provide a response to any shareholder proposal that receives a majority vote. In the last several years, EMC has also provided formal responses to proposals that received less than a majority vote. This year, after listening to shareholder concerns expressed through dialogue with investors and proposals at past shareholder meetings, we are moving forward to adopt majority vote for Directors and simple majority vote.

•

Director Continuing Education. The Board believes that director education is integral to Board and committee performance and effectiveness. The Board’s director orientation program emphasizes EMC’s business and strategic plans, and includes site visits, presentations and meetings with management. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors.

•

Executive Sessions of Non-Management Directors. The non-management Directors meet in executive session in connection with each regularly scheduled Board meeting, and independent Directors meet in executive session at least once each year. The Lead Director acts as presiding Director for such executive sessions.

BOARD INDEPENDENCE AND COMMITTEES

The Board has a substantial majority of directors who are independent under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence.

EMC has adopted Categorical Standards of Independence, which are available on our website at http://www.emc.com/about/investor-relations/governance/corporate-governance.htm and are also attached as Exhibit A to this Proxy Statement, to assist it in assessing director independence. Pursuant to these standards, the Board broadly considers all relevant facts and circumstances in its determination of independence of all Board members (including any relationships set forth in this Proxy Statement under the heading “Certain Transactions”). EMC’s Board of Directors has affirmatively determined that the following Directors have no direct or indirect material relationship with EMC, and therefore are independent under our Categorical Standards and the NYSE listing standards: Michael W. Brown, Michael J. Cronin, Gail Deegan, W. Paul Fitzgerald, Olli-Pekka Kallasvuo, Edmund F. Kelly, Windle B. Priem, Paul Sagan, David N. Strohm and Alfred M. Zeien. Mr. Zeien resigned from the Board of Directors in August 2007.

The table below includes a description of categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the above-mentioned Directors are independent:

Name	Independent	Transactions/Relationships/Arrangements
Michael W. Brown	Yes	Business relationships
Michael J. Cronin	Yes	Business relationships
Gail Deegan	Yes	Business relationships, charitable organization relationships
W. Paul Fitzgerald	Yes	Family relationships, employment relationships
Olli-Pekka Kallasvuo	Yes	Business relationships
Edmund F. Kelly	Yes	Business relationships, charitable organization relationships
Windle B. Priem	Yes	Business relationships, charitable organization relationships
Paul Sagan	Yes	Business relationships
David N. Strohm	Yes	Business relationships
Alfred M. Zeien	Yes	None

In determining that the above-mentioned Directors are independent, the Board considered transactions during 2007 between EMC and companies with which Messrs. Kallasvuo, Kelly and Sagan are affiliated as executive officers and determined that the amount of business between EMC and these companies fell below the thresholds in EMC’s Categorical Standards of Independence. The Board considered transactions during 2007 between EMC and companies, universities, hospitals and other organizations with which Messrs. Brown, Cronin, Kallasvuo, Kelly, Priem, Sagan and Strohm, and Ms. Deegan, are affiliated as directors, trustees or members of an advisory board and determined that the Directors did not have a material direct or indirect interest in the transactions. The Board considered that EMC made donations to charities with which Messrs. Kelly and Priem and Ms. Deegan are affiliated as directors or officers (but not as executive officers), and determined that the amount of the donations fell below the thresholds in EMC’s Categorical Standards of Independence. In addition, the Board considered Mr. Fitzgerald’s relationship with John R. Egan, a Director of EMC, and that Mr. Fitzgerald’s son, daughter and son-in-law are employed by EMC, and determined that these relationships do not impair his independence. Further discussion of these transactions can be found under “Certain Transactions” below.

Board Meetings

During the fiscal year ended December 31, 2007, EMC’s Board of Directors held six meetings. Each Director attended at least 92% of the Board meetings and committee meetings which were held during the period in which he or she was a Director of EMC and in which he or she was a member of such committees, except Messrs. Kallasvuo and Kelly.

Mr. Kallasvuo became President and Chief Executive Officer of Nokia Corporation, which is headquartered in Finland, in June 2006. He was unable to attend a number of EMC Board and applicable committee meetings in early 2007 due to business conflicts, including a conflict between EMC’s annual shareholder meeting and Nokia’s annual shareholder meeting. In his first full year as CEO of Nokia, numerous demands were placed on Mr. Kallasvuo as he met with many customers and employees and worked to create and execute a vision for Nokia. In 2007, Mr. Kallasvuo attended four of six (67%) Board meetings and five of fifteen (33%) applicable committee meetings. In several of these instances, multiple meetings were held on the same day. In early May 2007, Mr. Kallasvuo stepped down from the Audit Committee; since then, through the date of this Proxy Statement, he has attended 100% of the Board and applicable committee meetings. Mr. Kallasvuo is committed to maintaining good attendance in 2008.

Mr. Kelly is the Chairman, President and Chief Executive Officer of Liberty Mutual Group, a diversified global insurer and the nation’s sixth-largest property and casualty insurer. Mr. Kelly was appointed to the Board in August 2007 and to the Finance Committee in October 2007. Following his appointment, Mr. Kelly attended two of two (100%) Board meetings held during 2007. However, he was unable to attend one special Finance Committee meeting called on relatively short notice, due to a business conflict; this was the only committee meeting held during the timeframe Mr. Kelly was a member of the Finance Committee in 2007. Therefore, in 2007, Mr. Kelly attended two of three (66%) Board and applicable committee meetings. In 2008, through the date of this Proxy Statement, Mr. Kelly has attended 100% of the Board and applicable committee meetings. Mr. Kelly is committed to maintaining good attendance in 2008.

Attendance at Annual Meeting of Shareholders

EMC’s Corporate Governance Guidelines provide that each Director is expected to attend the Annual Meeting of Shareholders. All but one of the then-current Directors attended the 2007 Annual Meeting of Shareholders.

Committees of the Board

The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Mergers and Acquisitions Committee. The Audit, Compensation, and Corporate Governance and Nominating Committees consist entirely of independent directors, and members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the Sarbanes-Oxley Act of 2002 and SEC implementing rules. Generally, each Director serves on at least two committees, while Directors who are active chief executive officers of another corporation may serve on only one committee. Each committee operates pursuant to a written charter that is available on our website at http://www.emc.com/about/investor-relations/governance/corporate-governance.htm. The membership of each committee is listed below.

Audit	Compensation	Corporate Governance and Nominating	Finance	Mergers and Acquisitions
Gail Deegan[1]	Windle B. Priem[1]	David N. Strohm[1]	Michael W. Brown[1]	John R. Egan[1]
Michael W. Brown[2]	Michael W. Brown	Gail Deegan	John R. Egan	Michael W. Brown
Michael J. Cronin	David N. Strohm	W. Paul Fitzgerald	W. Paul Fitzgerald	Michael J. Cronin
Windle B. Priem[3]		Olli-Pekka Kallasvuo	Edmund F. Kelly[4]	Paul Sagan[5]
		Windle B. Priem	Joseph M. Tucci	David N. Strohm
Joseph M. Tucci

1	Chair.
2	Mr. Brown was elected to the Audit Committee in August 2007.
3	Mr. Priem was elected to the Audit Committee in December 2007.
4	Mr. Kelly was elected to the Finance Committee in October 2007.
5	Mr. Sagan was elected to the Mergers and Acquisitions Committee in December 2007.

•    Audit Committee: The Audit Committee held sixteen meetings in 2007. This committee reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any issues raised by the auditors regarding EMC’s financial statements and its accounting controls and procedures, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, EMC’s internal controls, EMC’s policy pertaining to related person transactions, the other matters as set forth in its charter, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee’s pre-approval policy.

The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Messrs. Brown, Cronin and Priem is an “audit committee financial expert.” The Board has also determined, in accordance with the rules of the NYSE, that the simultaneous service of Mr. Brown on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

During 2007, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s general counsel, independent auditors and the director of EMC’s Worldwide Audit at which candid discussions regarding legal matters, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or its independent auditors.

The Audit Committee has reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. The Audit Committee has also reviewed the adequacy and effectiveness of EMC’s legal, regulatory and ethical compliance programs, including our Business Conduct Guidelines.

•    Compensation Committee: The Compensation Committee held sixteen meetings in 2007. This committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-employee Directors, sets the compensation of the Chairman and Chief Executive Officer, reviews and approves the goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluates his performance, including his performance relative to his respective goals and objectives, as well as his overall performance. The Compensation Committee also reviews and approves the compensation of EMC’s other executive officers, monitors all general compensation programs and oversees regulatory compliance of compensation matters. The Compensation Committee annually reviews EMC’s equity plans, approves transactions under EMC’s equity plans and has the authority to administer and interpret the provisions of EMC’s equity, deferred compensation, 401(k) and other plans. The Compensation Committee also oversees and reports to the Board on succession planning for the Chief Executive Officer and other senior management positions. Among other things, the Compensation Committee regularly reviews EMC’s succession plan, considers candidates, reviews the career development of potential successors and briefs the Board of Directors.

The Compensation Committee may incorporate certain metrics which are part of EMC’s operating plan into the compensation program for EMC’s executive officers. Accordingly, since the Board of Directors is included in setting EMC’s operating plan, the Board also plays a role in setting executive compensation.

The Compensation Committee has retained Watson Wyatt Worldwide (“Watson Wyatt”) as its compensation consultant. Watson Wyatt is engaged directly by the Compensation Committee and works at the direction of the Compensation Committee under an engagement agreement in which Watson Wyatt, among other things, assists the Compensation Committee in reviewing executive and director compensation, compensation best practices, trends and competitive practices, change in control and other termination scenarios, performing pay-for-performance analyses, and in selecting peer group companies used for compensation analysis. Watson Wyatt reports directly to the Compensation Committee and provides no other services to EMC.

Subject to compensation parameters approved by the Compensation Committee, our Chief Executive Officer and Chief Financial Officer set the performance goals under our business unit incentive compensation plans. These goals are aligned to EMC’s operating plan. In addition, our Chief Executive Officer, subject to compensation parameters approved by the Compensation Committee, approves the individual performance goals under our Management by Objectives Plan for our executive officers other than our Vice Chairman. These goals are generally aligned with the goals approved by the Compensation Committee for the Chief Executive Officer. Our Chief Executive Officer also presents recommendations to the Compensation Committee for approval of compensation of executive officers. The Executive Vice President, Human Resources, assists our Chief Executive Officer and Chief Financial Officer in performing their compensation-related responsibilities and also assists the Compensation Committee in fulfilling its functions. For more information on our executive compensation program, please see “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been an officer or employee of EMC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

•    Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee held five meetings in 2007. This committee oversees and advises the Board of Directors on corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The committee also reviews and makes recommendations to the Board of Directors on the size and composition of the Board, shareholder proposals, standards to be applied by the Board in making independence determinations, assignments to committees of the Board and resignations of directors, when appropriate. The committee oversees the evaluation of the Board, the committees and individual directors and monitors possible conflicts of interest of directors and senior executives.

The Corporate Governance and Nominating Committee periodically reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the changing needs of the business. The committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and shareholders of EMC, as well as through engagements with executive search firms. The committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Corporate Governance and Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the committee and approved by the Board. The committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. Selected candidates are interviewed by members of the committee and certain other Board members. Based on the foregoing, the Corporate Governance and Nominating Committee makes recommendations to the Board regarding Director nominees.

EMC shareholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the EMC Corporate Governance and Nominating Committee, 176 South Street, Hopkinton, Massachusetts 01748. Assuming that the appropriate information has been timely provided, the committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies. EMC shareholders may also nominate director candidates by following the advance notice provisions of EMC’s Bylaws as described under “Advance Notice Provisions” on page [    ] of this Proxy Statement.

•    Finance Committee: The Finance Committee held twelve meetings in 2007. This committee oversees and reviews with management matters related to the enhancement of the capital structure of EMC and its subsidiaries, including the issuance and restructuring of EMC’s equity and debt, issuance of our subsidiaries’ equity (including the equity of VMware, Inc. (“VMware”)), and the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time. This committee also oversees any common stock repurchase program which may exist from time to time.

•    Mergers and Acquisitions Committee: The Mergers and Acquisitions Committee held sixteen meetings in 2007. This committee reviews with EMC management potential acquisitions, divestitures and investments.

Communications with the Board

Communications with Non-Management Directors

The Board of Directors provides a process for EMC shareholders and all other interested parties to send communications directly to the non-management Directors. Any person who desires to contact the non-management Directors may do so by either:

•	writing to EMC Non-Management Directors, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to nonmngtdirectors@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Corporate Governance and Nominating Committee. The Committee will forward these communications to other Directors, members of EMC management or such other persons as it deems appropriate. The Committee or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

Communications with the Audit Committee

EMC’s Audit Committee also provides a process to send communications directly to the committee about EMC’s accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding these matters may do so by either:

•	writing to EMC Audit Committee, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to AuditCommitteeChairman@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Audit Committee. The Committee, in its discretion, will forward these communications to other Directors, members of EMC management or such other persons as it deems appropriate. The Committee or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES LISTED BELOW.

Under EMC’s Bylaws, the Board of Directors may determine the total number of directors to be elected at any annual meeting of shareholders or special meeting in lieu of an annual meeting. The Board of Directors has fixed at eleven the total number of directors. On the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the persons named below for election as Directors at this Annual Meeting, each to serve for a one-year term or until the Director’s successor is elected and qualified.

Information Regarding Nominees

Set forth below is information regarding each nominee for Director to be elected at the 2008 Annual Meeting. All of the Directors were previously elected by the shareholders except for Edmund F. Kelly and Paul Sagan, who were elected by the Board of Directors effective as of August 2007 and December 2007, respectively. Mr. Kelly was identified as a potential director by one of EMC’s independent, non-management directors and Mr. Sagan was identified as a potential director by one of EMC’s executive officers.

The Board believes that all the nominees are highly qualified and have the skills and experience required for service on our Board. Our nominees have significant operating experience, substantial international experience and in-depth knowledge of the technology industry. The Board of Directors recommends that shareholders vote “FOR” the election of each nominee.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve or for good cause will not serve as a Director, the proxy holders will vote for such other person as the Board of Directors may recommend.

A plurality of votes cast is required for the election of Directors – the eleven nominees who receive the greatest number of votes properly cast on this proposal will be elected as Directors. Abstentions and broker non-votes will have no effect upon the outcome of voting on this proposal.

NOMINEES TO SERVE AS DIRECTORS

Michael W. Brown

Mr. Brown, age 62, has been a Director of EMC since August 2005. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer of Microsoft Corporation, a manufacturer of software products for computing devices. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989 and served as Treasurer from January 1990 to April 1993. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a Director of VMware, Inc., the global leader in virtualization solutions, Administaff, Inc., a professional employer organization providing services such as payroll and benefits administration, and Thomas Weisel Partners Group, an investment banking firm.

Michael J. Cronin

Mr. Cronin, age 69, has been a Director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, an engineering knowledge management company, from 1993 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision and robotics systems manufacturer.

Gail Deegan

Ms. Deegan, age 61, has been a Director of EMC since July 2002. From February 1996 until her retirement in September 2001, Ms. Deegan served as Executive Vice President and Chief Financial Officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was Senior Vice President of Regulatory and Government Affairs for NYNEX New England, and from November 1991 to January 1995, was Vice President and Chief Financial Officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was Senior Vice President, Chief Financial Officer and Treasurer of Eastern Enterprises, and from February 1990 to May 1991, she was Senior Vice President, Chief Financial Officer and Chief Administrative Officer.

John R. Egan

Mr. Egan, age 50, has been a Director of EMC since May 1992. Mr. Egan has been a managing partner and general partner in Egan-Managed Capital, a venture capital firm, since October 1998. From May 1997 to September 1998, he served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan is also a Director of VMware, Inc., the global leader in virtualization solutions, and NetScout Systems, Inc., a provider of network and application performance management solutions.

W. Paul Fitzgerald

Mr. Fitzgerald, age 67, has been a Director of EMC since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, he was also Treasurer of EMC. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of EMC in October 1995.

Olli-Pekka Kallasvuo

Mr. Kallasvuo, age 54, has been a Director of EMC since August 2004. He has served as President and Chief Executive Officer of Nokia Corporation, a provider of mobile communications solutions, since June 2006. Mr. Kallasvuo was President and Chief Operating Officer of Nokia Corporation from October 2005 to May 2006. He was Executive Vice President and General Manager of Mobile Phones for Nokia Corporation from January 2004 to September 2005. Mr. Kallasvuo joined Nokia in 1980 and has held various positions with Nokia, including Executive Vice President and Chief Financial Officer of Nokia Group from March 1992 to December 1996, Executive Vice President of Nokia Americas and President of Nokia Inc. from January 1997 to December 1998 and Executive Vice President and Chief Financial Officer of Nokia Corporation from January 1999 to December 2003. He is also Chairman of the Nokia Group Executive Board, Chairman of the Board of Nokia Siemens Networks B.V., and a member of the Nokia Board of Directors.

Edmund F. Kelly

Mr. Kelly, age 62, has been a Director of EMC since August 2007. He has served as Chairman of Liberty Mutual Group, a diversified global insurer and the nation’s sixth-largest property and casualty insurer, since 2000, Chief Executive Officer since 1998 and President since 1992. He is also a Director of Liberty Mutual Group and the Bank of New York Mellon Corporation, a global financial services company.

Windle B. Priem

Mr. Priem, age 70, has been a Director of EMC since December 2001. From July 2001 until his retirement in December 2003, Mr. Priem served as a Vice Chairman of Korn/Ferry International, a global executive recruiting company, and from December 1998 to June 2001, he served as President and Chief Executive Officer of Korn/Ferry. He joined Korn/Ferry in 1976 and held various positions with Korn/Ferry, including Chief Operating Officer from May 1997 to December 1998 and President of the North American region from January 1996 to June 1998. Mr. Priem retired from Korn/Ferry in December 2003. He was also a Director of Korn/Ferry from June 1992 to November 2002.

Paul Sagan

Mr. Sagan, age 49, has been a Director of EMC since December 2007. He has served as Chief Executive Officer of Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet, since April 2005 and President since May 1999. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. Mr. Sagan is also a Director of Akamai.

David N. Strohm

Mr. Strohm, age 60, has been a Director of EMC since October 2003 and Lead Director since January 2006. He has been a Venture Partner of Greylock Partners, a venture capital firm, since January 2001, and was a General Partner of Greylock from 1980 to 2001. He is also a General Partner of several partnerships formed by Greylock. Mr. Strohm is also a Director of VMware, Inc., the global leader in virtualization solutions, and Successfactors, Inc., a provider of human capital management applications.

Joseph M. Tucci

Mr. Tucci, age 60, has been Chairman of the Board of Directors of EMC since January 2006, Chief Executive Officer and a Director of EMC since January 2001, and President since January 2000. From January 2000 to January 2001, he was also Chief Operating Officer of EMC. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999, when it was acquired by Getronics N.V. Mr. Tucci joined Wang Global in 1990 as its Executive Vice President, Operations. Mr. Tucci is also Chairman of the Board of Directors of VMware, Inc., the global leader in virtualization solutions, and a Director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

EMC is asking shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal year ending December 31, 2008. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection. Abstentions and broker non-votes will have no effect upon the outcome of voting on this proposal.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

Pre-Approval of Audit and Non-Audit Services

During 2007, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2007, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

The following table summarizes the fees PWC, our independent auditor, billed to us for each of the last two fiscal years.

	Audit Fees[1]	Audit-Related Fees[2]	Tax Fees[3]	All Other Fees
2007	$10,348,414	$135,186	$808,420	$—
2006	$5,446,213	$381,543	$974,435	$—

1	Includes services for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. In 2007, approximately $2,900,000 of the audit fees related to the registration process for the initial public offering of VMware, and approximately $2,300,000 of the audit fees related to the year-end audit of VMware.
2	Includes employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services.
3	Includes tax compliance and tax consulting services in 2007 and 2006. For 2007 and 2006, tax compliance fees aggregated $506,611 and $315,546, respectively.

EMC expects that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO EMC’S ARTICLES OF ORGANIZATION AND BYLAWS

TO IMPLEMENT MAJORITY VOTE FOR DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

EMC is asking shareholders to approve amendments to our Articles of Organization and Bylaws to implement majority vote for Directors. Approval of this proposal by shareholders will change the standard for the election of Directors in uncontested elections from a plurality vote standard to a majority vote standard beginning at the opening of the polls at the 2009 Annual Meeting of Shareholders. The plurality vote standard for the election of Directors will be retained in contested elections. The amendment to the Articles of Organization is an enabling provision which permits the amendment of the Bylaws that implements the majority vote standard. The amendment to the Bylaws will not be effective unless the amendment to the Articles of Organization is approved. If this proposal is approved by shareholders, the Board will make conforming changes to the Corporate Governance Guidelines, including the Director resignation policy, to reflect the majority vote standard. If this proposal is not approved by shareholders, the existing plurality vote standard will remain in effect. The proposed amendments to the Articles of Organization and Bylaws are set forth in Exhibit B to this Proxy Statement.

The amendment to the Articles of Organization requires the affirmative vote of at least two-thirds of the outstanding shares of EMC Common Stock at the Annual Meeting. Since approval of the amendment to the Bylaws requires a lesser voting percentage – the affirmative vote of a majority of votes properly cast at the Annual Meeting – if the requisite vote to amend the Articles of Organization is obtained, the requisite vote to amend the Bylaws will also be obtained. Abstentions and broker non-votes will have the effect of a vote against this proposal.

If this proposal is approved by shareholders, beginning at the opening of the polls at the 2009 Annual Meeting of Shareholders, other than in a contested election, an incumbent Director who is nominated to the Board who receives more votes cast “for” his or her election than votes cast “against” his or her election will be elected. An incumbent Director who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will not be elected. However, under Massachusetts law, such Director will “hold over” in office as a Director until his or her successor is elected or until there is a decrease in the number of Directors. Pursuant to EMC’s Director resignation policy, such Director must tender his or her resignation for consideration by the Board (see “Corporate Governance” on page [    ] of this Proxy Statement for a description of the Director resignation policy). A new Director candidate who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will not be elected to the Board.

The Board recognizes that many shareholders believe a majority vote standard will increase the Board of Directors’ accountability to shareholders and provide shareholders with a more meaningful role in director elections. The Board also recognizes the level of shareholder support that a proposal in favor of implementing a majority vote standard received in each of the past two years. While the Board recognizes some level of uncertainty that still exists under Massachusetts law, for the reasons above, the Board is proposing that EMC implement a majority vote standard for the election of Directors.

FOR THESE REASONS YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF EMC AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO EMC’S ARTICLES OF ORGANIZATION

TO IMPLEMENT SIMPLE MAJORITY VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

EMC is asking shareholders to approve amendments to our Articles of Organization to implement simple majority vote. Approval of this proposal by shareholders will change the voting requirement to approve certain corporate transactions from the affirmative vote of two-thirds of the outstanding shares of Common Stock to the affirmative vote of a majority of outstanding shares of Common Stock, beginning at the opening of the polls at the 2009 Annual Meeting of Shareholders. The proposed amendments to the Articles of Organization are set forth in Exhibit C to this Proxy Statement. The amendments to the Articles of Organization require the affirmative vote of at least two-thirds of the outstanding shares of our Common Stock at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

If this proposal is approved, beginning at the opening of the polls at the 2009 Annual Meeting of Shareholders, the affirmative vote of a majority of all the shares of Common Stock entitled to vote on the matter will be required to approve certain corporate transactions, including:

•	Amending the Company’s Articles of Organization;

•	Acting on a merger or share exchange;

•	Selling all or substantially all of the property of the Company other than in the regular course of business;

•	Authorizing the dissolution of the Company;

•	Approving a plan of domestication to a foreign jurisdiction; and

•	Approving a plan of entity conversion to a domestic or foreign entity.

The Board recognizes that many shareholders believe that simple majority vote requirements will provide shareholders with a greater voice in expressing their views on matters impacting a corporation. The Board also recognizes the level of shareholder support that a proposal in favor of implementing simple majority vote received last year. Therefore, the Board is proposing that EMC implement simple majority vote.

FOR THESE REASONS YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF EMC AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of Common Stock owned on March 1, 2008 (i) by each person who is known by EMC to own beneficially more than 5% of the Common Stock, (ii) by each of EMC’s Directors and nominees for Director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all Directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Michael W. Brown(2)*	40,000	**
Michael J. Cronin(3)(4)*	150,000	**
Gail Deegan(3)(5)*	138,500	**
David G. DeWalt(6)	1,731,622	**
David A. Donatelli(3)(7)	2,004,883	**
John R. Egan(3)(8)*	2,150,594	**
Howard D. Elias(3)(9)	1,345,308	**
W. Paul Fitzgerald(3)(10)*	739,208	**
David I. Goulden(3)(11)	1,604,314	**
Olli-Pekka Kallasvuo(12)*	80,000	**
Edmund F. Kelly*	10,000	**
Windle B. Priem(3)(13)*	180,000	**
Paul Sagan*	0	**
David N. Strohm(3)(14)*	725,176	**
William J. Teuber, Jr.(3)(15)	2,436,251	**
Joseph M. Tucci(16)*	8,998,221	**
All directors and executive officers as a group (23 persons)(17)	29,009,630	1.38%

*	Nominee for director
**	Less than 1%
(1)	Except as otherwise noted, all persons have sole voting and investment power of their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
(2)	Mr. Brown is deemed to own 10,000 of these shares by virtue of options to purchase these shares.
(3)	Does not include restricted stock units held by the following individuals: Mr. Cronin (10,000); Ms. Deegan (10,000); Mr. Donatelli (160,000); Mr. Egan (10,000); Mr. Elias (160,000); Mr. Fitzgerald (10,000); Mr. Goulden (160,000); Mr. Priem (10,000); Mr. Strohm (10,000); and Mr. Teuber (180,000).
(4)	Mr. Cronin is deemed to own 130,000 of these shares by virtue of options to purchase these shares.
(5)	Ms. Deegan is deemed to own 90,000 of these shares by virtue of options to purchase these shares.
(6)	Mr. DeWalt is deemed to own 991,834 of these shares by virtue of options to purchase these shares. Effective April 1, 2007, by mutual agreement, Mr. DeWalt’s employment with EMC terminated.
(7)	Mr. Donatelli is deemed to own 1,491,000 of these shares by virtue of options to purchase these shares.
(8)	Mr. Egan is deemed to own 90,000 of these shares by virtue of options to purchase these shares.
(9)	Mr. Elias is deemed to own 800,000 of these shares by virtue of options to purchase these shares.
(10)	Mr. Fitzgerald is deemed to own 290,000 of these shares by virtue of options to purchase these shares.
(11)	Mr. Goulden is deemed to own 1,150,000 of these shares by virtue of options to purchase these shares.
(12)	Mr. Kallasvuo is deemed to own 20,000 of these shares by virtue of options to purchase these shares.
(13)	Mr. Priem is deemed to own 40,000 of these shares by virtue of options to purchase these shares.
(14)	Mr. Strohm is deemed to own 89,200 of these shares by virtue of options to purchase these shares.
(15)	Mr. Teuber is deemed to own 1,776,550 of these shares by virtue of options to purchase these shares.
(16)	Mr. Tucci is deemed to own 6,979,549 of these shares by virtue of options to purchase these shares.
(17)	Includes 18,718,525 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership. Excludes 1,844,441 restricted stock units held by all executive officers and directors as a group.

The address of all persons listed above is c/o EMC Corporation, 176 South Street, Hopkinton, Massachusetts 01748.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of EMC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Windle B. Priem, Chair
Michael W. Brown
David N. Strohm

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY

EMC’s approach to executive compensation, one of the most important and also most complex aspects of corporate governance, is heavily influenced by our enduring belief in holding people accountable for results and for integrity in all of their business dealings, rewarding people for consistently strong execution and establishing a clear linkage between rewards and performance.

A Record of Balanced and Consistent Performance

EMC has been living up to its high standards of performance:

•	2007 marked the largest revenue year in EMC’s 29-year history and EMC’s fifth year in a row of achieving double-digit revenue growth. From 2003 to 2007, EMC’s total consolidated revenues grew 112%.

•	EMC’s profitability has increased at a faster rate than its revenue. From 2003 to 2007, EMC’s net income grew 236% and GAAP diluted earnings per share increased 250%.

The balanced and consistent nature of EMC’s financial results creates a performance track record that few large, high tech companies can match. In fact, EMC has regularly outperformed its high tech peers on revenue and profitability growth. In addition, over the past four years, EMC has acquired and integrated more than 30 growth-oriented software and services companies whose technologies and talented employees have strengthened EMC’s core business and extended its market to new areas. In August 2007, we completed the partial initial public offering of one of these companies, VMware, which we purchased in 2004 for approximately $615 million. VMware is now traded on the NYSE and had a market capitalization of approximately $21.4 billion as of March 3, 2008. As a result of repeatedly investing in growth, EMC has expanded its global market opportunity for its hardware, software and services from approximately $42 billion in 2003 to $65 billion in 2008, while continuing to gain market share across all of the major segments in which it participates.

EMC’s sustained performance is very much a product of our highly experienced and adaptable executive team, the ability to attract and retain the most skilled people, and the thorough engagement of the Board’s well-informed and independent Compensation Committee, which focuses on ensuring performance-based compensation.

Compensation Linked to Attainment of Challenging Performance Goals

In line with EMC’s results-driven culture, the Compensation Committee expects executives to deliver superior performance in a sustained fashion. Accordingly, a substantial portion of executives’ overall compensation is at risk because the Committee links this compensation to the attainment of challenging goals that enable EMC to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for its products, services and solutions that help organizations transform the way they compete and create value from their information.

A large percentage of executives’ cash bonus and equity opportunities are tied to the achievement of performance goals that require EMC’s revenues to significantly outpace the growth of the markets EMC serves, and its bottom line to grow significantly faster than its top line. Revenue and profitability metrics are emphasized because the Board and the Compensation Committee strongly believe that it is the quality and continuity of growth in these areas that will lead to long-term shareholder value.

Equity a Key Component of Compensation Program

EMC believes strongly that equity awards serve to align the interests of its executives with those of its shareholders. As such, equity is a key component of EMC’s compensation program. Of the many forms of equity that EMC uses to motivate its executives to achieve strategic, operational and financial goals, all have performance elements to them. In 2007, a significant portion of our executive officers’ compensation was in the form of equity awards which will vest only if EMC achieves strong revenue and earnings per share growth in 2008 and will be forfeited if these growth targets are not achieved. These awards clearly demonstrate how aggressively EMC pursues superior performance and the at-risk nature of executive compensation at EMC.

Recent Compensation Developments

The Compensation Committee reviews our executive compensation program on an on-going basis. Recent developments include:

•

CEO Employment Arrangement. In November 2007, we entered into an employment arrangement with Mr. Tucci that provides for his continuation as our Chief Executive Officer through at least December 31, 2010. For more information on this arrangement, please see “Other Arrangements” on page [    ] of this Proxy Statement.

•	No Equity Grant for CEO. At his request, Mr. Tucci did not receive any equity awards in 2007. Mr. Tucci has not received any equity awards since December 2005.

•

Performance Contingent Equity. More than 50% of the equity awards that we granted in 2007 to our executive officers will vest only if challenging performance targets are achieved and will be forfeited if they are not achieved. In order for our executives to realize value from these awards, we must deliver strong 2008 revenue and earnings per share (“EPS”) results. Even if this performance is achieved, the awards will not begin to vest until 2010. We made these awards a key component of our executive compensation program to incentivize our executives to achieve important operational goals, align their interests with those of shareholders, and provide retention. For more information on these awards, please see “Performance Stock Units” and “Performance Stock Options” on pages [    ] and [    ] of this Proxy Statement.

•

Stock Ownership Guidelines. We strengthened our stock ownership guidelines for executive officers to further align their interests with the interests of our shareholders. The new guidelines substantially increase the number of shares of our Common Stock that our executive officers are required to hold. For more information, please see “Stock Ownership Guidelines” on page [    ] of this Proxy Statement.

•

Change in Control Agreements. We amended our change in control agreements to phase-out the excise tax gross-up, reduce the severance benefits payable and require “double trigger” vesting of equity awards. For awards to vest on a “double trigger” basis, a change in control must occur and an executive’s employment must be terminated in qualifying circumstances within two years following the change in control. For more information on the change in control agreements, please see “Change in Control Agreements” on page [    ] of this Proxy Statement.

•	Elimination of Tax Gross-Ups. We eliminated tax gross-ups provided to executives for personal expenses. For more information, please see “Perquisites” on page [ ] of this Proxy Statement.

NAMED EXECUTIVE OFFICERS

The executive officers who appear in the Summary Compensation Table for 2007 are Joseph M. Tucci, Chairman of the Board, President and Chief Executive Officer; David I. Goulden, Executive Vice President and Chief Financial Officer; William J. Teuber, Jr., Vice Chairman; David A. Donatelli, Executive Vice President and President, EMC Storage Division; Howard D. Elias, Executive Vice President and President, EMC Global Services and Resource Management Software Group; and David G. DeWalt, former Executive Vice President and President of Customer Operations and Content Management Software. These individuals are referred to collectively in this Proxy Statement as the “Named Executive Officers.” Mr. DeWalt terminated employment with us in April 2007. Messrs. Tucci, Goulden, Teuber, Donatelli and Elias are referred to collectively in this Proxy Statement as the “Current Named Executive Officers.”

OBJECTIVES OF EMC’S EXECUTIVE COMPENSATION PROGRAM

The objectives of EMC’s executive compensation program are:

•	to motivate executives to achieve EMC’s strategic, operational and financial goals;

•	to reward superior performance;

•	to attract and retain exceptional executives; and

•	to align the interests of executives and EMC shareholders.

These objectives are discussed below for each element of EMC’s executive compensation program.

EMC’S EXECUTIVE COMPENSATION PROGRAM

Overview

The primary elements of EMC’s executive compensation program are base salary, cash incentive bonus opportunities and long-term equity incentives. These three elements are the principal means by which we compensate the Current Named Executive Officers.

Each year, the Compensation Committee compares the relative weightings of our executives’ base salaries, cash incentive bonus opportunities and long-term equity grants. The Compensation Committee designs the executive compensation program to give significant weight to the equity and cash incentive bonus components of the program.

Set forth below is a summary of the relative weights given to each component of Mr. Tucci’s compensation opportunity for 2007. In 2007, at his request, Mr. Tucci received no equity awards.

Set forth below is a summary of the relative weights given to each component of the compensation opportunities for 2007 for the other Current Named Executive Officers.

For purposes of determining the percentages shown above for the annual compensation opportunities of the Current Named Executive Officers, the Compensation Committee assumed that cash bonuses will be earned at target levels, stock options have a value determined by an option pricing model and restricted stock units have a value equal to the underlying value of the stock on the grant date. Since these awards have both upside opportunities and downside risk, these percentages may not reflect the actual amounts realized.

The emphasis on the annual cash bonus opportunity and long-term equity incentive components of the executive compensation program reflects EMC’s belief that a large portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of individual or corporate performance goals, the price of EMC stock or a combination of these factors. To the extent that performance goals are not achieved or the price of EMC shares does not increase, executives will receive a lesser amount of total compensation. Equity-based incentives are viewed by the Compensation Committee as particularly significant because these awards align the executives’ interests with those of EMC shareholders.

ELEMENTS OF EMC’S EXECUTIVE COMPENSATION PROGRAM

Base Salary

EMC pays a base salary to each of the Current Named Executive Officers. In general, base salaries for the Current Named Executive Officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience and the salaries paid to executives by our compensation peer group. Base salary adjustments are considered annually and take into account changes in the executive’s responsibilities, the executive’s performance and changes in the competitive marketplace. For more information on our compensation peer group, please see “Peer Group” on page [    ] of this Proxy Statement.

Effective July 1, 2007, Mr. Goulden’s base salary was increased by $50,000 to $600,000, Mr. Teuber’s base salary was increased by $100,000 to $700,000 and Mr. Donatelli’s base salary was increased by $100,000 to $700,000. In increasing these base salaries, the Compensation Committee considered the sustained strong performance of each of these executives and of EMC, the fact that none of these executives had received base salary increases since 2002 and the increased duties and responsibilities they had each assumed in connection with their new roles in 2006 and 2007. In August 2006, Mr. Goulden became our Chief Financial Officer and Mr. Teuber became our Vice Chairman; in April 2007, Mr. Teuber assumed responsibility for our worldwide sales force; and in July 2007, Mr. Donatelli became President of our Storage division.

Cash Bonus Plans

More than 80% of our salaried employees, including the Current Named Executive Officers, participate in cash bonus plans under which the payment of bonuses is contingent upon the achievement of pre-determined performance goals. Our cash bonus plans are designed to motivate our executive officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational and other performance objectives. As described below, the mix of bonus opportunities, the different types of performance goals and the weights assigned to each of such goals varies among the Current Named Executive Officers to reflect each officer’s role and responsibility within EMC. Cash bonus plan incentive opportunities are designed to reward superior performance by providing upside for exceeding the performance goal and no payment unless the threshold percentage of the performance goal is achieved. We believe this motivates the Current Named Executive Officers to meet and exceed their goals, which therefore aligns their interests with those of EMC shareholders. The performance goals, particularly with respect to the Current Named Executive Officers, are driven by measures which reflect performance on key corporate strategies, such as EPS, revenue, free cash flow, operating margins and total customer experience, which are discussed below in the context of the various bonus programs.

2007 Cash Bonus Plans

The table set forth below shows each of the bonus plans in which the Current Named Executive Officers participated in 2007 and their target bonus opportunity under each plan.

Name	Corporate Incentive Plan	Management by Objectives Plan	Business Unit Plans*
Joseph M. Tucci	$1,080,000	$360,000	n/a
David I. Goulden	$350,000	$175,000	n/a
William J. Teuber, Jr.	$450,000	$150,000	$50,000
Howard D. Elias	$200,000	$200,000	$100,000
David A. Donatelli	$200,000	$150,000	$100,000

*	The business unit plans for Messrs. Teuber, Elias and Donatelli were only in effect for the second half of 2007.

The Compensation Committee determined that the bonus opportunities for Messrs. Tucci, Goulden and Teuber should be heavily weighted towards the Corporate Incentive Plan since in their roles, they significantly impact EMC’s overall corporate performance. The Compensation Committee determined that the bonus opportunities for the other Current Named Executive Officers should be allocated more evenly between the Corporate Incentive Plan and the Management by Objectives Plan because of the nature of their responsibilities. As discussed in more detail below, effective July 1, 2007, the Compensation Committee adopted business unit plans for Messrs. Teuber, Elias and Donatelli to tie a larger portion of their compensation to the performance of the business areas or functions for which they are responsible.

Each year, the Compensation Committee approves each Named Executive Officer’s cash bonus opportunity under the applicable cash bonus plans. In determining the cash bonus opportunity, the Compensation Committee considers a number of factors, including EMC’s performance, the individual’s performance and the performance of the business unit or function for which the individual is responsible, the individual’s experience, similar compensation opportunities that may be payable to similarly situated executives internally and externally, and the other elements of compensation payable by EMC to the individual. For these reasons, effective January 1, 2007, the Compensation Committee decided to increase the target annual bonus opportunities for Mr. Goulden under the Corporate Incentive Plan from $200,000 to $300,000 and under the Management by Objectives Plan from $100,000 to $150,000; and to increase the target annual bonus opportunities for Mr. Teuber under the Corporate Incentive Plan from $300,000 to $450,000 and under the Management by Objectives Plan from $100,000 to $150,000. In addition, effective July 1, 2007, the Compensation Committee further increased Mr. Goulden’s bonus opportunity under the Management by Objectives Plan from $150,000 to $200,000 and under the Corporate Incentive Plan from $300,000 to $400,000. Since the July 2007 increases were not retroactive to January, Mr. Goulden’s effective annual target under the Management by Objectives Plan was $175,000 and his effective annual target under the Corporate Incentive Plan was $350,000.

Effective July 1, 2007, the Compensation Committee decided that Messrs. Teuber, Elias and Donatelli should begin participating in new business unit plans. In addition to the reasons noted above, the Compensation Committee considered the strong performance of each of these executives in leading their respective business units or functions, the strong performance of EMC in the first half of 2007, and ways to further incentivize these executives to continue driving strong performance in the second half of 2007. Accordingly, each began participating in the business unit plans described below. Mr. Teuber began participating in the Worldwide Revenue Incentive Plan because the Compensation Committee believed it was appropriate to tie a portion of his compensation directly to the achievement of EMC revenue targets since his duties include responsibility for our global sales force. Mr. Elias began participating in the Global Services Revenue Incentive Plan because the Compensation Committee believed it was appropriate to tie a portion of his compensation directly to the revenues derived from our Global Services business. Mr. Donatelli began participating in the Information Storage Division Gross Profit Incentive Plan because the Compensation Committee believed it was appropriate to tie a portion of his compensation to the profitability of our information storage business. In light of the increased bonus opportunity provided under the Information Storage Division Gross Profit Incentive Plan, the Compensation Committee reduced Mr. Donatelli’s target annual bonus under the Management by Objectives Plan from $200,000 to $100,000 effective July 1, 2007. Since the reduction was not retroactive to January, Mr. Donatelli’s effective annual target under the Management by Objectives Plan was $150,000.

Mr. DeWalt had a $125,000 target annual bonus opportunity under each of the 2007 Corporate Incentive Plan and the Management by Objectives Plan. Mr. DeWalt also participated in the Customer Operations Profit Contribution Plan and the CMA Revenue and Profit Contribution Plan since he was responsible for leading our global sales force and our content, management and archiving group until his departure from EMC. He had a $125,000 target annual bonus opportunity under each of the Customer Operations Profit Contribution Plan and the CMA Revenue and Profit Contribution Plan.

A description of the cash bonus plans in which the Named Executive Officers participated in 2007 is set forth below.

2007 Corporate Incentive Plan

During 2007, our Named Executive Officers participated in the 2007 Corporate Incentive Plan. The Corporate Incentive Plan is an annual incentive plan under which the Named Executive Officers and other employees were eligible to receive bonuses contingent upon EMC’s attainment of revenue, EPS and free cash flow per share targets, with 30% of the opportunity based on revenue, 50% based on EPS and 20% based on free cash flow per share. The elements of the 2007 Corporate Incentive Plan are set forth below:

Performance Goal	Threshold (61% Payout)	Target (100% Payout)	Maximum (200% Payout )	Actual Achievement in 2007	Component Weighting
Revenue (billions)	$12.30	$12.75	$13.10	$13.23	30%
EPS	$0.55	$0.64	$0.71	$0.77	50%
Free cash flow per share	$0.58	$0.71	$0.90	$1.02	20%

EPS was given the greatest weighting under the 2007 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. The Compensation Committee also selected revenue and free cash flow per share as performance measures because they believe they are important to shareholder value and are also key components of EMC’s strategic plan. Free cash flow per share was calculated as operating cash flow less expenditures for property, plant and equipment and capitalized software divided by the average number of shares outstanding in 2007 on a fully diluted basis.

In 2007, Corporate Incentive Plan participants received an initial payment equal to 40% of their annual target bonus under the plan since EMC met the revenue and EPS targets for the first half of 2007. Corporate Incentive Plan participants were provided with the opportunity to earn first half payments in order to drive strong revenue and profitability throughout the year. The plan design provided no payment for the free cash flow component for the first half of 2007 because we determined that we could not assess whether a full year free cash flow target would be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2007.

Since EMC’s 2007 revenues were $13.23 billion, EPS was $0.77 and free cash flow per share was $1.02, Corporate Incentive Plan participants received maximum payouts under the plan.

2007 Management by Objectives Plan

The Management by Objectives Plan (the “MBO”) is an incentive plan under which many EMC employees, including our executive officers, are eligible for a quarterly cash bonus contingent upon corporate achievement of (i) quarterly funding goals and (ii) individual achievement of quarterly performance goals. The primary purpose of the MBO is to focus our employees on the completion of quarterly goals that will help EMC achieve its long-term strategic objectives. For 2007, the funding of the MBO was dependent upon corporate quarterly revenue, profit and total customer experience ratings. The MBO is funded at 100% if all of the applicable targets are met; and at 80% if one or more of these targets is not achieved. In 2007, the MBO was fully funded since the quarterly corporate goals were achieved.

The number of individual performance goals that may be assigned to each Named Executive Officer under the MBO in a quarter can vary, as well as the relative weighting assigned to the goals. The MBO bonuses for 2007 were a function of the quarterly funding and the percentage of performance goals achieved in the quarter. The number of individual performance goals assigned to the Named Executive Officers in each quarter of 2007 varied, but was typically between four and eight. The Compensation Committee assigned performance goals to Messrs. Tucci and Teuber and evaluated whether the goals were achieved. Mr. Tucci assigned performance goals to Messrs. Goulden, Elias, Donatelli and DeWalt and evaluated whether the goals were achieved.

The types of goals assigned to Messrs. Tucci and Teuber by the Compensation Committee in 2007 reflected a strong strategic focus. These goals included communicating and implementing the “One EMC” message, completing the partial initial public offering of VMware, globalizing EMC’s business, increasing shareholder value, executing potential acquisitions and investments, refreshing product lines, launching the “software as a service” business, talent management, business integration, expense management and the achievement of quarterly revenue and EPS targets.

Mr. Tucci assigned different goals to each of Messrs. Goulden, Elias, Donatelli and DeWalt based on their respective job responsibilities. The goals assigned to Mr. Goulden reflected his role as our Chief Financial Officer and related to budgeting and expense management, developing a consistent profit and loss methodology across EMC products and services, reviewing EMC’s tax and capital structures, integrating acquired companies and leading the completion of the VMware initial public offering. The goals assigned to Mr. Elias reflected a strategic and operational focus on our global services business, including pursuit of strategic opportunities, budget and expense management and talent management. The goals assigned to Mr. Donatelli reflected a strategic and operational focus on the information storage business, including new product development, existing product improvements, product roll outs, pursuit of strategic opportunities, budget and expense management, supply chain management and international expansion. Mr. DeWalt’s goals for the first quarter of 2007 related to EMC software group product roll outs, budget and expense management, talent management and the achievement of software group revenue goals.

Although achievement of the individual performance goals for each of the Named Executive Officers under the MBO required significant effort, the Compensation Committee expected that individual performance goals under the MBO would be achieved by the Named Executive Officers and, historically, these goals have been achieved by the Named Executive Officers. The funding goals under the MBO were challenging, but based on experience from prior years, the Compensation Committee believed that the goals could be met and, historically, these goals have been achieved in most years.

2007 Worldwide Revenue Incentive Plan

Mr. Teuber began participating in the Worldwide Revenue Incentive Plan in the second half of 2007. Under the plan, Mr. Teuber was eligible to earn a target bonus of $50,000 for the second half of 2007 based upon EMC’s achievement of full year revenue targets in 2007. The elements of the Worldwide Revenue Incentive Plan are set forth below:

Performance Goal	Threshold (61% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement in 2007
Revenue (billions)	$12.30	$12.75	$13.10	$13.23

Since EMC’s 2007 revenues were $13.23 billion, Mr. Teuber received the maximum payout of $100,000 under the plan.

2007 Global Services Revenue Incentive Plan

Mr. Elias began participating in the Global Services Revenue Incentive Plan in the second half of 2007. Under the plan, Mr. Elias was eligible to earn a target bonus of $100,000 for the second half of 2007 based upon EMC’s full-year global services revenue in 2007. Global services revenue is comprised of revenue generated from EMC’s professional services and customer services operations. The elements of the Global Services Revenue Incentive Plan are set forth below:

Performance Goal	Threshold	Target	Maximum	Actual Achievement in 2007
Global Services Revenue	91% of Target (Payout of $61,000)	100% of Target (Payout of $100,000)	107% of Target (Payout of $200,000)	102.4% of Target (Payout of $128,000)

Since 102.4% of the revenue target was achieved, Mr. Elias received $128,000 pursuant to the plan’s funding schedule. The revenue goals under the Global Services Revenue Incentive Plan were difficult to achieve and the target under the plan represented an increase of approximately 8% over the global services revenue achieved in 2006. Although achievement of the revenue goal was challenging and required significant and sustained effort, we expected that the target goal would be achieved.

2007 Information Storage Division Gross Profit Incentive Plan

Mr. Donatelli began participating in the Information Storage Division Gross Profit Incentive Plan in the second half of 2007. Under the plan, Mr. Donatelli was eligible to earn a target bonus of $100,000 for the second half of 2007 based on the profitability of EMC’s Information Storage business for the full year. The elements of the Information Storage Division Gross Profit Incentive Plan were as follows:

Performance Goal	Threshold (60% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement in 2007
Gross Profit %	49.6%	50%	51%	51.8%

A very tight range for the targets under the plan was set because of the difficulty in increasing gross profit. Since a 51.8% gross profit was achieved in EMC’s Information Storage business unit, Mr. Donatelli received the maximum payout of $200,000 under the plan.

2007 Customer Operations Profit Contribution Plan and 2007 CMA Revenue and Profit Contribution Plan

Mr. DeWalt participated in the Customer Operations Profit Contribution Plan and the CMA Revenue and Profit Contribution Plan for the first quarter of 2007. Mr. DeWalt’s target annual bonus opportunity under each plan was $125,000. Under each plan, Mr. DeWalt was eligible to receive an advance of up to 25% of his target annual bonus opportunity for each of the first three quarters of 2007 if quarterly revenue and/or profit contribution targets were achieved. Mr. DeWalt was paid his quarterly target bonus of $31,250 under each plan in connection with his departure from EMC.

Discretionary Bonuses for 2007 Performance

In January 2008, the Compensation Committee approved a discretionary bonus of $1,000,000 for Mr. Tucci in light of his extraordinary leadership and vision, EMC’s outstanding performance in 2007, including record revenue for 2007 and strong growth in profit, EPS and free cash flow, and the successful partial initial public offering of our subsidiary, VMware. The Compensation Committee also approved, at Mr. Tucci’s recommendation, a discretionary bonus of $260,000 for Mr. Goulden in recognition of the increased responsibilities he assumed in connection with the VMware initial public offering and his exceptional performance in leading EMC’s efforts to complete the offering.

2008 Cash Bonus Plans

The table set forth below shows each of the bonus plans in which our Current Named Executive Officers are participating in 2008 and their target bonus opportunity under each plan.

Name	Corporate Incentive Plan	Management by Objectives Plan	Information Infrastructure Plan
Joseph M. Tucci	$1,080,000	$360,000	n/a
David I. Goulden	$400,000	$200,000	n/a
William J. Teuber, Jr.	$450,000	$150,000	$100,000
Howard D. Elias	$240,000	$120,000	$240,000
David A. Donatelli	$200,000	$100,000	$200,000

A description of these plans is set forth below.

2008 Corporate Incentive Plan

Bonuses under the 2008 Corporate Incentive Plan will be based upon the achievement of 2008 revenue, EPS and free cash flow per share targets. The 2008 Corporate Incentive Plan has the same plan design as the 2007 Corporate Incentive Plan. Similar to the 2007 Corporate Incentive Plan, 30% of the bonus opportunity is based on revenue, 50% is based on EPS and 20% is based on free cash flow per share, participants are not entitled to a bonus unless threshold performance is achieved and the maximum bonus under the plan is equal to 200% of a participant’s target bonus.

In determining the performance goals under the 2008 Corporate Incentive Plan, the Compensation Committee set aggressive revenue, EPS and free cash flow goals that exceed industry growth projections, evidencing our continued commitment to pay for performance. The targets under the 2008 Corporate Incentive Plan have increased substantially from the targets established under the 2007 Corporate Incentive Plan and require our executives to continue to drive strong growth in revenue, EPS and free cash flow in 2008.

EPS was given the greatest weighting under the 2008 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. The Compensation Committee also selected revenue and free cash flow per share as performance measures because it believes they are important drivers of shareholder value and are key components of EMC’s strategic plan.

The revenue target under the 2008 Corporate Incentive Plan is $15 billion. This is the same as the annual outlook for 2008 revenue that we provided in January 2008. The 2008 revenue target represents an increase of approximately 13% over the revenues we achieved in 2007.

The EPS target under the 2008 Corporate Incentive Plan is $1.04, calculated on a non-GAAP basis. This is the same as the annual outlook for 2008 non-GAAP EPS that we provided in January 2008. The impact of certain unanticipated events, stock-based compensation and intangible asset amortization will be excluded for purposes of calculating achievement against the 2008 Corporate Incentive Plan target. The 2008 target represents an increase of approximately 14% over the non-GAAP EPS we achieved in 2007.

The free cash flow target under the 2008 Corporate Incentive Plan is $1.15 per share. Free cash flow per share will be calculated as operating cash flow less expenditures for property, plant and equipment and capitalized software divided by the average number of shares outstanding during the year on a fully diluted basis. The 2008 free cash flow target represents an increase of approximately 13% over the free cash flow per share we achieved in 2007.

2008 Corporate Incentive Plan participants are eligible to receive an initial payment of 40% of the annual revenue and EPS components under the plan based on achievement of these metrics for the first six months of the year. 2008 Corporate Incentive Plan participants are provided with the opportunity to earn first half payments to encourage strong revenue and profitability throughout the year. The plan design provides no payment for the free cash flow component for the first half of 2008 because we do not believe we will be able to assess whether a full year free cash flow target will be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2008.

These targets and goals are disclosed in the limited context of EMC’s 2008 Corporate Incentive Plan and should not be understood to be statements of management’s expectations or estimates of results or other guidance. EMC specifically cautions investors not to apply these statements to other contexts.

2008 Management by Objectives Plan

The 2008 Management by Objectives Plan has the same plan design as the 2007 Management by Objectives Plan. It is expected that the types of individual performance goals to be assigned under the plan in 2008 will be similar to those assigned in 2007.

2008 Information Infrastructure Plan

Messrs. Teuber, Elias and Donatelli are each participating in the EMC 2008 Information Infrastructure Incentive Plan (the “Information Infrastructure Plan”). Bonuses under the plan are based on the results of EMC’s Information Infrastructure business, which is comprised of EMC’s Information Storage, Content Management and Archiving and RSA Information Security businesses and includes revenue from storage systems, storage software and related customer and professional services.

Bonuses under the plan for Messrs. Teuber and Elias are tied to the Information Infrastructure business’ 2008 revenue and non-GAAP EPS results. Mr. Donatelli’s bonus under the plan is tied to these factors as well as the gross profit percentage generated from our Information Storage business. Revenue, EPS and gross profit percentage were selected as performance metrics under the plan since they are important drivers of our Information Infrastructure business and shareholder value. The impact of certain unanticipated events, stock-based compensation and intangible asset amortization will be excluded for purposes of calculating achievement against the Information Infrastructure Plan non-GAAP EPS target.

Sixty percent of Mr. Teuber’s bonus opportunity under the plan is tied to the achievement of Information Infrastructure revenue and 40% is tied to the achievement of Information Infrastructure non-GAAP EPS. Mr. Teuber has a larger percentage of his bonus opportunity under the plan tied to the achievement of Information Infrastructure revenue because he is responsible for driving revenue through our global sales force. Mr. Elias’ bonus opportunity under the plan is evenly split between Information Infrastructure revenue and non-GAAP EPS achievement because we believe his efforts have a relatively equal impact on the achievement of both metrics. Twenty-five percent of Mr. Donatelli’s bonus opportunity under the plan is tied to the achievement of Information Infrastructure revenue and 25% is tied to the achievement of Information Infrastructure non-GAAP EPS. Fifty percent of Mr. Donatelli’s bonus opportunity under the plan is tied to the gross profitability percentage of our Information Storage business because as the leader of our Information Storage business, his efforts have the largest influence over the profitability of that business.

In order to encourage consistent execution during the year, plan participants are eligible to receive an advance of up to 25% of their target annual bonus opportunities for each of the first three quarters of 2008 if quarterly revenue, EPS and profitability targets are achieved. The target annual bonus opportunity under the plan for Messrs. Teuber, Elias and Donatelli is $100,000, $240,000 and $200,000, respectively.

The revenue target under the 2008 Information Infrastructure Plan is $13 billion. This is the same as the outlook for 2008 Information Infrastructure revenue that we provided in January 2008. The 2008 revenue target represents an increase of approximately 9% over the revenues the Information Infrastructure business achieved in 2007.

The EPS target under the 2008 Information Infrastructure Plan is $0.88, calculated on a non-GAAP basis. This is the same as the outlook for 2008 Information Infrastructure non-GAAP EPS that we provided in January 2008. The impact of certain unanticipated events, stock-based compensation and intangible asset amortization will be excluded for purposes of calculating achievement against the Information Infrastructure Plan target. The 2008 target represents an increase of approximately 11% over the non-GAAP EPS the Information Infrastructure business achieved in 2007.

The gross profit percentage target is challenging, especially given the uncertain economic outlook for 2008. Although the target is challenging, based on prior years, we expect that it will be achieved if the Information Storage business continues to deliver strong performance. The 2008 Information Storage business gross profit percentage target and achievement will be disclosed in our 2009 Proxy Statement.

These targets and goals are disclosed in the limited context of EMC’s Information Infrastructure Plan and should not be understood to be statements of management’s expectations or estimates of results or other guidance. EMC specifically cautions investors not to apply these statements to other contexts.

Long-Term Equity Incentives

EMC believes strongly that equity awards align the interests of its employees with those of its shareholders. Accordingly, EMC grants equity to a large percentage of its employees. As of December 31, 2007, approximately 75% of our employees held one or more equity awards.

EMC grants broad-based equity awards to help achieve its strategic objectives by:

•	motivating our employees, including the Current Named Executive Officers, to achieve EMC’s financial goals;

•	promoting retention through the use of multi-year vesting schedules; and

•	aligning the interests of our employees, including the Current Named Executive Officers, with our shareholders because the value of our equity awards are tied to increases in the value of EMC stock.

Prior to 2003, EMC granted equity solely in the form of stock options. However, since the adoption of the Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”), which included additional types of equity awards, EMC has also granted restricted stock awards and restricted stock unit awards to provide employees with a mixed equity portfolio and to increase employee retention. In establishing criteria for the type of equity awards to be granted to the Current Named Executive Officers, the number of shares subject to those awards, and the terms and conditions of those awards, the Compensation Committee takes into account the duties and responsibilities of the individual, individual performance, previous equity awards to such individual and the value of those awards, and awards made to individuals in similar positions at compensation peer group companies.

In November 2007, we granted equity awards to Messrs. Goulden, Teuber, Elias and Donatelli under the 2003 Stock Plan. At his request, the Compensation Committee did not grant any equity to Mr. Tucci in 2007. In addition, none of our executive officers received any equity grants from VMware in 2007.

The following chart summarizes the number of restricted stock units and stock options that were granted in 2007 to our Current Named Executive Officers:

Name	# of Performance Stock Units	# of Performance Stock Options	# of Time-based Stock Units	# of Time-based Stock Options
Joseph M. Tucci	0	0	0	0
David I. Goulden	96,000	48,000	64,000	32,000
William J. Teuber, Jr.	108,000	63,000	72,000	42,000
Howard D. Elias	96,000	48,000	64,000	32,000
David A. Donatelli	96,000	48,000	64,000	32,000

Set forth below is a description of the long-term equity incentive awards that we granted to the Current Named Executive Officers in 2007, as well as a description of long-term equity incentive awards made to them in prior years.

Performance Stock Units

In November 2007, the Compensation Committee granted restricted stock units to our executive officers, including Messrs. Goulden, Teuber, Elias and Donatelli, which are eligible to vest only if certain 2008 performance targets are achieved. We refer to these grants as “performance stock units.”

If EMC achieves $15 billion in revenue and non-GAAP EPS of $1.04 in 2008, then all of the performance stock units we granted will be eligible to vest. These performance targets are the same as EMC’s 2008 outlook for revenue and non-GAAP EPS announced in January 2008. A lesser number of performance stock units will be eligible to vest if we achieve certain threshold levels of revenue performance and non-GAAP EPS performance in 2008. The vesting of 40% of the performance stock units is tied to our 2008 revenue results and the vesting of 60% of the performance stock units is tied to our 2008 non-GAAP EPS results. If 95% of the revenue target is achieved, then 61% of the performance stock units tied to the achievement of 2008 revenue will be eligible to vest. If 90.9% of the non-GAAP EPS target is achieved, then 70% of the performance stock units tied to the achievement of 2008 non-GAAP EPS will be eligible to vest. A 90.9% threshold was established for non-GAAP EPS as compared to the 95% threshold established for revenue because EPS achievement is subject to greater fluctuation than revenue achievement. If our 2008 results fall between the threshold goals and the target goals, a proportionately greater number of performance stock units will be eligible to vest as the results approach the target goals.

Given the uncertain economic environment for 2008 and the challenging targets, the Compensation Committee decided that if the revenue and non-GAAP EPS thresholds are not achieved, a lesser number of the performance stock units will be eligible to vest as long as EMC achieves strong revenue and EPS growth in 2008 relative to an equity peer group consisting of thirteen companies. The vesting of 40% of the performance stock units is tied to our 2008 revenue growth and the vesting of 60% of the performance stock units is tied to our 2008 EPS growth. If EMC’s revenue growth ranks among the top one-third of the equity peer group, then 50% of the performance stock units tied to revenue growth will be eligible to vest and if EMC’s revenue growth ranks in the top half of the equity peer group, then 25% of these performance stock units will be eligible to vest. Similarly, if EMC’s EPS growth ranks among the top one-third of the equity peer group, then 50% of the performance stock units tied to EPS growth will be eligible to vest and if EMC’s EPS growth ranks in the top half of the equity peer group, then 25% of these performance stock units will be eligible to vest. For more information on the equity peer group, please see “Peer Group” on page [    ] of this Proxy Statement.

If any performance stock units become eligible to vest after the determination of our 2008 results, they will vest on a delayed basis, with one-third of them vesting in each of 2010, 2011 and 2012, subject to the executive’s continued employment with EMC.

The Compensation Committee chose revenue and non-GAAP EPS as the performance goals because it believes that growing revenue and EPS will lead to long-term shareholder value. A greater weighting was given to EPS to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. The impact of certain unanticipated events, stock-based compensation and intangible asset amortization will be excluded from EPS for purposes of calculating achievement against the non-GAAP EPS target. The Compensation Committee decided that the commencement of vesting for these awards would be delayed until 2010 in order to promote retention.

Performance Stock Options

In November 2007, the Compensation Committee granted stock options to our executive officers, including Messrs. Goulden, Teuber, Elias and Donatelli, which are eligible to vest on the same terms and conditions as described above under “Performance Stock Units.” We refer to these grants as “performance stock options.” If any performance stock options become eligible to vest after the determination of our 2008 results, they will vest on a delayed basis, with one-quarter of them vesting in each of 2010, 2011, 2012 and 2013, subject to the executive’s continued employment with EMC.

Time-Based Stock Units

In November 2007, Messrs. Goulden, Teuber, Elias and Donatelli, as well as other executive officers, were granted time-based stock units in addition to their performance stock units. The time-based stock units will vest at the rate of 25% per year on each of the first four anniversaries of the grant date, subject to the executive’s continued employment with EMC. Recognizing that a very large portion of our executive pay is at risk, these stock units were granted to promote retention.

Time-Based Stock Options

In November 2007, Messrs. Goulden, Teuber, Elias and Donatelli, as well as other executive officers, were granted time-based stock options in addition to their performance stock options. These options will have value to these executives only if the price of EMC’s stock increases. The stock options granted to Messrs. Goulden, Teuber, Elias and Donatelli will vest at the rate of 20% per year on each of the first five anniversaries of the grant date, subject to the executive’s continued employment with EMC. We granted these stock options with a five-year vesting schedule to promote retention.

2005 Performance Shares

In December 2005, the Compensation Committee granted restricted stock to members of EMC’s senior management, including the Current Named Executive Officers, which vest only if a specified performance goal is achieved. We refer to these grants as “performance shares.” The number of performance shares that vest depends on the percentage of achievement of a three-year cumulative EPS target. We refer to these as “target performance shares.” An additional number of performance shares (equal to 25% of the target performance shares) will vest if at least 106% of the performance goal is achieved and the Current Named Executive Officer remains employed by EMC through January 2010. We refer to these as the “overachievement performance shares.” The target performance shares and the overachievement performance shares were granted to provide long-term alignment with EMC’s business plan and to provide a multi-year retention incentive, as well as to align the interests of the Current Named Executive Officers with our shareholders.

The target performance shares granted to the Current Named Executive Officers will vest in January 2009, but only if EMC achieves at least a threshold cumulative EPS goal over fiscal 2006-2008. If cumulative EPS equals or exceeds:

•	90.9% of the performance goal, then 50% of the target performance shares vest; this represents a threshold level of performance, below which all of the performance shares will be forfeited;

•	94.2% of the performance goal, then 75% of the target performance shares vest; and

•	100% of the performance goal, then 100% of the target performance shares vest.

The following chart summarizes the vesting schedule of the performance shares granted to the Current Named Executive Officers in December 2005:

Name	# of Target Performance shares that vest in 2009 if 90.9% of Target Achieved	Additional # of Target Performance shares that vest in 2009 if 94.2% of Target Achieved	Additional # of Target Performance shares that vest in 2009 if 100% of Target Achieved	# of Overachievement Performance shares that vest if 106% of Target Achieved and Executive Remains Employed through January 2010	Maximum Aggregate Number of Performance shares that vest if 106% of Target Achieved
Joseph M. Tucci	500,000	250,000	250,000	250,000	1,250,000
David I. Goulden	125,000	62,500	62,500	62,500	312,500
William J. Teuber, Jr.	150,000	75,000	75,000	75,000	375,000
David A. Donatelli	125,000	62,500	62,500	62,500	312,500
Howard D. Elias	150,000	75,000	75,000	75,000	375,000

Prior to granting the performance shares, the Compensation Committee requested that Watson Wyatt, its independent compensation consultant, study the difficulty of achieving the three-year cumulative EPS target. Watson Wyatt analyzed EMC and historical peer group financial data and determined that the cumulative EPS growth rate assumed by the target performance share goal was achieved by EMC and its peers less than 50% of the time over the preceding ten-year time period. In addition to Watson Wyatt’s historical analysis, the Compensation Committee also considered the expectations of certain financial analysts with respect to EMC’s future EPS growth. The target EPS goal chosen also exceeded these external expectations. When the Compensation Committee granted the performance shares, it believed strongly that the three-year cumulative EPS goal was rigorous and that EMC must demonstrate superior EPS growth in order for the target performance shares to vest. Based on 2006 and 2007 results, we believe EMC is on track to equal or exceed the three-year cumulative EPS target. However, EMC will need to continue its strong performance in 2008 to do so. EMC will provide retrospective disclosure regarding the three-year cumulative EPS target in 2009.

Performance Accelerated Restricted Shares (PARs)

In 2005 and in prior years, the Compensation Committee granted the Named Executive Officers and other EMC employees performance accelerated restricted shares. We refer to these awards as “PARs.” PARs granted to the Named Executive Officers and to our other employees generally vest on the fifth anniversary of their date of grant, subject to the continued employment of the award recipient. A portion of the PARs may vest at an accelerated rate, generally with respect to one-third of the underlying shares in each of the first three years following grant, if annual performance goals are met. If an annual performance goal is not achieved with respect to a particular year, but the overachievement of performance goals in the immediately preceding year was sufficient to make up for the underperformance in the current year, then PARs may still vest on an accelerated basis with respect to that year. Because no additional PARs are granted if performance goals are exceeded, the PARs contain the carry forward feature in order to encourage annual overachievement of goals. If the annual vesting criteria are not met as described above, the portion of the shares subject to accelerated vesting with respect to that year will vest on the fifth anniversary of the date of grant. PARs are intended to accelerate the achievement of financial goals and promote retention, as well as align the interests of the Named Executive Officers with our shareholders. Generally, we have used annual EPS targets that are set by the Board of Directors as the performance goals for the PARs.

PARs were granted to Messrs. Tucci, Goulden, Teuber, Donatelli and Elias in 2003, 2004 and 2005 and to Mr. DeWalt in 2004. PARs were not granted to any of the Named Executive Officers in 2006 or 2007. The PARs granted in 2003 and 2004 have fully vested. The PARs granted in 2004 and 2005 required non-GAAP EPS in

2007 of 69 cents and 72 cents, respectively, and therefore, the 2007 tranche of each award vested on an accelerated basis. For purposes of determining whether these non-GAAP EPS goals were achieved, stock option expense, restructuring charges, operating results from acquisitions closed during the year, and positive tax adjustments for prior periods were excluded.

Equity Grant Guidelines

As is the case for all of our equity awards and in accordance with our equity grant guidelines, stock options are usually granted by the Compensation Committee at regularly scheduled meetings. If the meeting is held on a business day, the grant date is such business day and the price is the closing price of our Common Stock on such date. If the meeting is not held on a business day, the grant date is the next business day and the price is the closing price of our Common Stock on such date. If the meeting is held during the “quiet period” preceding our earnings announcement, the grant date is the first business day that the “quiet period” ends, and the price is the closing price of our Common Stock on such date.

Retirement and Deferred Compensation Benefits

EMC does not provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor does EMC provide the Named Executive Officers with retiree health benefits. EMC employees, including the Current Named Executive Officers, may participate in a 401(k) plan that provides for a matching contribution of 6% of the employee’s contribution, up to a maximum of $3,000 per year. The 401(k) plan is provided to all employees as a standard element of compensation, designed to assist employees with retirement savings in a tax-advantaged manner. EMC makes a matching contribution to attract and retain employees and because it provides an additional incentive for employees to save for retirement.

EMC also maintains a non-qualified deferred compensation plan pursuant to which key employees, including the Current Named Executive Officers, may elect to defer the receipt of a portion of the cash bonuses they would otherwise have received when earned. EMC does not make any contributions under this plan. The plan has been adopted in order to give certain employees, including the Current Named Executive Officers, the ability to defer receipt of bonus income to a later date, which may be an attractive tax planning feature to executives, the availability of which assists in the attraction and retention of executive talent. Amounts deferred under the plan are deemed invested in the investment funds selected from the various funds available under the plan, which funds are also available under the 401(k) plan. Deferrals, adjusted for earnings and losses in the deemed investments, are generally taxable to participants when the funds are distributed. EMC is not permitted to take a tax deduction until that time. Since EMC does not match any deferred amounts or otherwise make any contributions to the accounts of participants under the deferred compensation plan, amounts payable under the plan are determined entirely by participant contributions (and subsequent investment gains and losses). For more information on EMC’s deferred compensation plan, please see the “Nonqualified Deferred Compensation” table on page [    ] of this Proxy Statement.

Perquisites

As described in more detail below, the perquisites provided to the Named Executive Officers consist of:

•	tax and financial planning services,

•	car allowances,

•	annual executive physical exams, and

•	personal use of EMC-owned aircraft in limited circumstances.

Perquisites such as financial planning services and executive physicals are provided because the Compensation Committee believes they promote the well being of the Named Executive Officers and allow the Named Executive Officers to focus more of their time and attention on their employment, thereby providing a benefit to EMC. Other perquisites are provided because they are typically provided in the marketplace for executive talent. These perquisites represent a small fraction of the total compensation of each Named Executive Officer. The value of the perquisites we provide are taxable to the Named Executive Officers and the incremental cost to EMC of providing these perquisites is reflected in the Summary Compensation Table. In 2007, EMC provided our Current Named Executive Officers with tax gross-ups for income they recognized in connection with annual executive physical exams, spousal or guest attendance at certain EMC events and spousal or guest travel on EMC-owned aircraft. In late 2007, the Compensation Committee determined that executives should be responsible for the taxes associated with these benefits; therefore, commencing in 2008, these tax gross-ups will no longer be provided. The Compensation Committee periodically reviews the perquisites that it provides, including the cost to EMC of providing such perquisites. The Compensation Committee believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation Table” on page [    ] of this Proxy Statement.

Post-Termination Compensation

In addition to retirement and deferred compensation benefits described above, EMC has arrangements with the Current Named Executive Officers that may provide them with compensation following termination of employment. These arrangements, which were amended in 2007, are discussed below.

Change in Control Agreements

Change in control agreements benefit a corporation in the event of a change in control or a potential change in control by allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. The Board of Directors believes that it is in EMC’s best interest to have change in control agreements with certain executives, including the Current Named Executive Officers. EMC’s change in control agreements provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change in control. The change in control agreements provide severance benefits only if there is both (1) a change in control (or potential change in control) of EMC and (2) the executive’s employment is terminated by EMC (or any successor) without cause or the executive terminates his or her employment for good reason, in each case within 24 months following a change in control (or during a potential change in control period). We refer to such a termination of employment as a “qualifying termination.”

In 2007, after a thorough evaluation, the Board and the Compensation Committee approved a number of amendments to the change in control agreements. Upon a qualifying termination under the amended change in control agreements, an executive is now entitled to the following:

•

Salary and Bonus. A lump sum payment equal to 2.99 times the sum of the executive’s annual base salary and target annual bonus. The lump sum amount was reduced from three to 2.99 times in recognition of evolving practices.

•

Prorated Bonus for Year of Termination. A lump sum payment equal to the executive’s prorated annual bonus for the year of termination assuming target performance. Previously, the prorated annual bonus was to be calculated assuming maximum performance. The Board and the Compensation Committee determined that it was more appropriate to assume that target performance would be achieved.

•	Continuation of Certain Benefits. The continuation of life, disability, accident and health insurance benefits for the executive and the executive’s dependents for up to 36 months.

•

“Double Trigger” Vesting of Equity Awards. The vesting of equity awards on a “double trigger” basis (i.e., only if both a change in control occurs and an executive has a qualifying termination). Previously, EMC equity awards, other than any performance shares, would vest solely upon a change in control. In adopting double trigger vesting, the Board and the Compensation Committee sought to ensure that equity will vest only if the executive’s employment is terminated without cause or if the executive terminates employment as a result of a material and adverse change to the terms and conditions of the executive’s employment.

•

Excise Tax Gross-Up Subject to Phase-out. In certain circumstances, an excise tax gross-up if the executive becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on “parachute payments.” Previously, the executive’s right to an excise tax gross-up was unconditional. In determining to adopt changes to the excise tax gross-up, the Board and the Compensation Committee balanced the cost to EMC of providing an excise tax gross-up and the benefit to the executive with and without the excise tax gross-up. In light of the potential impact to executives, the Board and the Compensation Committee decided to phase out the excise tax gross-up as follows:

•	No excise tax gross-up will be paid on any equity awards granted on or after August 10, 2007;

•

A conditional excise tax gross-up will be provided on a change in control occurring prior to December 31, 2009. The tax gross-up will not be provided if a relatively small reduction in the executive’s change in control benefits would exempt the executive from having to pay the excise tax and EMC from having to pay an excise tax gross-up. The Compensation Committee determined that a reduction of 10% or less to the change in control benefits would strike the appropriate balance between the interests of the executive and EMC; and

•	No excise tax gross-up will be provided for any change in control occurring on or after December 31, 2009.

The determination of the appropriate level of payments and benefits to provide in the event of a change in control termination involved the consideration of a number of factors. The Board considered that an executive, who is more likely to lose his or her job in connection with a change in control than other employees, may require more time than other employees in order to secure an appropriate new position and, unless that employee was provided with change in control benefits, may be motivated to start a job search early in connection with a change in control, to the detriment of EMC. The Compensation Committee also noted that the change in control benefits provided to EMC’s executive officers are consistent with the level provided to executive officers of other public companies of similar size to EMC. Thus, the agreements provide an incentive for our executives to remain with EMC. In addition, by not providing payments and benefits under the agreements unless there has been a qualifying termination of employment, we believe that an acquiror will be better able to retain EMC’s management team following a change in control.

Each change in control agreement will continue in effect until January 1, 2009, and will be automatically extended for one-year terms thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or by the preceding April 1st; provided, however, that the agreements continue in effect for twenty-four months following a change in control that occurs during the term of the agreements. This feature allows EMC to periodically reassess the appropriateness of the change in control agreements. Except as otherwise provided in the agreements, either EMC or an executive may terminate the executive’s employment at any time. Each agreement also terminates if either party terminates the executive’s employment before a change in control.

The Compensation Committee annually reviews the terms and conditions of EMC’s change in control agreements and the benefits payable thereunder to ensure they are reasonable and appropriate.

For more information on potential payments under the change in control agreements, please see “Potential Payments Upon Termination or Change of Control” on page [    ] of this Proxy Statement.

Other Arrangements

Except in limited circumstances, such as where an employment agreement is assumed as part of a corporate transaction, EMC typically does not enter into employment agreements. However, the Board and the Compensation Committee made an exception in November 2007 for Mr. Tucci, to ensure the continuity of his leadership of EMC. EMC entered into an employment arrangement with Mr. Tucci providing for him to continue as our Chief Executive Officer until at least December 31, 2010. During the term of the arrangement, Mr. Tucci will continue to receive his current base salary and be provided with his current target annual bonus opportunity. Under the arrangement, if Mr. Tucci’s employment is involuntarily terminated other than for cause, he will receive an amount equal to the sum of his annual base salary and target annual bonus. This amount will be paid in equal installments over the remaining term of the arrangement or an eighteen month period, whichever is longer. In addition, during the period of pay continuation, Mr. Tucci will continue to receive benefits and any outstanding equity awards he held at the time of termination will continue to vest as if his employment had not terminated. If Mr. Tucci voluntarily terminates his employment, he will be entitled to a prorated annual target bonus for the year of termination. The Board and the Compensation Committee determined that the provision of one year of target cash compensation and the continued vesting of equity awards provide an appropriate level of severance for Mr. Tucci given his service to EMC.

The only other Named Executive Officer who is entitled to any severance upon termination of employment other than in connection with a change in control is Mr. Goulden. At the time of Mr. Goulden’s hire, EMC agreed to provide him with limited severance benefits in the context of the overall negotiations regarding the terms and conditions of his employment and as an inducement for him to leave his former employer. Please see page [    ] of this Proxy Statement for more information on these arrangements.

Peer Group

The Compensation Committee, with the assistance of its independent compensation consultant, Watson Wyatt, reviews compensation from published technology industry surveys and from EMC’s peer group companies for purposes of comparing EMC’s executive compensation program with market practices. For 2007, EMC’s compensation peer group consisted of 18 companies:

Accenture Ltd.	eBay Inc.	Microsoft Corporation*

Adobe Systems Incorporated	Electronic Data Systems Corporation	Network Appliance, Inc.*

Cisco Systems, Inc.*	Google Inc.	Oracle Corporation

CA, Inc.*	Hewlett-Packard Company*	Seagate Technology

Computer Sciences Corporation	Intel Corporation*	Sun Microsystems, Inc.*

Dell Inc.*	International Business Machines Corporation*	Symantec Corporation*

*	These companies, as well as BMC Software, Inc. and Xerox Corporation, comprise the equity peer group described on page [ ] of this Proxy Statement.

To select the compensation peer group companies, we used the five step process described below.

Step	Screen	Rationale
1	Publicly-traded and industry-related companies, including companies in the following industries: • Software & Services • Technology Hardware & Equipment • Semiconductors & Semiconductor Equipment

•   Privately held or recently acquired companies are eliminated

•   Any publicly-traded U.S. companies that are not required to disclose information on executive compensation pay levels and practice are excluded

2	U.S. headquartered companies with global operations	• Companies headquartered outside the U.S. are eliminated due to potential differences in executive pay structure

3	Size of the companies • .25X to 4X that of EMC’s market capitalization and revenue	• Companies not comparable to the revenue and market capitalization of EMC are eliminated

4	Business match and financial performance comparators • Total shareholder return • Net income growth • Revenue growth	• Companies with low degree of business overlap are eliminated • Focus on comparators with strong financial performance

5	Degree of talent overlap	• Top sources for recruiting talent without regard to any of the screening criteria above

EMC reviews the executive compensation practices of the compensation peer group companies in order to inform the Compensation Committee’s decisions regarding EMC’s executive compensation program. The Compensation Committee does not target compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as one factor in making its compensation decisions. Other factors include EMC’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives EMC the flexibility to make compensation decisions based upon all of the facts and circumstances.

As noted on page [    ] of this Proxy Statement, performance stock units and performance stock options are eligible to vest if EMC delivers strong revenue and EPS growth in 2008 relative to the equity peer group. Eleven of the thirteen companies in the equity peer group were in our 2007 compensation peer group. The Compensation Committee, in selecting the equity peer group, sought a diversified group of information technology companies, including providers of software, hardware and/or services, with whom to compare our operational performance in 2008.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers as of the end of any fiscal year. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. All of the stock options and performance stock units granted to the Current Named Executive Officers in 2007 are designed to qualify as performance-based compensation that is exempt from the deductibility limits imposed by Section 162(m). The Compensation Committee considered the impact of Section 162(m) when designing EMC’s cash bonus and equity programs and determined that EMC’s interests were best served by not restricting the Compensation Committee’s discretion and flexibility in designing compensation programs, even if such programs may result in certain non-deductible compensation expenses.

Stock Ownership Guidelines

We believe that our executive officers should hold a significant equity interest in EMC. We have had stock ownership guidelines in place for many years. In August 2007, we strengthened our stock ownership guidelines to further align the interests of our executive officers with the interests of our shareholders. The amended guidelines substantially increased the number of shares of our Common Stock that our executive officers are required to hold. Under the new guidelines, Mr. Tucci is required to hold 500,000 shares; Mr. Teuber is required to hold 200,000 shares; and Messrs. Goulden, Donatelli and Elias are each required to hold 150,000 shares. Shares of restricted stock and restricted stock units are not counted for purposes of determining whether the guidelines are met. The Compensation Committee periodically reviews the holdings of executive officers for compliance with these guidelines.

Internal Pay Equity

With the exception of Mr. Tucci, our Chief Executive Officer, there are no material differences between the total amounts of compensation payable to each of the Current Named Executive Officers. Mr. Tucci is provided with a greater compensation opportunity than our other Current Named Executive Officers because as our Chief Executive Officer he has primary oversight for EMC’s overall corporate performance, including the development of our vision and strategic direction, establishing EMC as a market leader with innovative products and services, expanding EMC’s position in the market, and maintaining and building relationships with customers, suppliers, employees, shareholders, investors and other stakeholders. In setting Mr. Tucci’s compensation levels, the Compensation Committee also considered his experience as a proven leader and the competitive market conditions for chief executive officers.

Hedging Policy

EMC policies do not permit any employees, including the Named Executive Officers, to “hedge” ownership by engaging in short sales or trading in any options contracts involving EMC securities.

Compensation Recovery Policies

We have an incentive compensation clawback policy under which EMC will require reimbursement of any cash or equity incentive compensation paid where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or willful misconduct that caused or partially caused the restatement. The policy applies to all EMC employees, including the Current Named Executive Officers, and allows recovery of incentive compensation in the event of a significant restatement where appropriate. In addition, EMC equity plans have for many years contained provisions that allow EMC to cancel outstanding equity awards or “clawback” the value of awards recently realized if a Current Named Executive Officer or other senior employee engages in activity detrimental to EMC such as failing to comply with EMC’s Key Employee Agreement, engaging in any activity that results in the employee’s termination for cause, or conviction of a crime.

Compensation Consultant Independence Policy

The Compensation Committee has a formal policy that its compensation consultant may only provide services to the Compensation Committee and is prohibited from providing any other services to EMC. This policy reflects the Compensation Committee’s long-standing practice.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the Named Executive Officers for the fiscal year ended December 31, 2007. Mr. DeWalt terminated employment with us in April 2007.

The amounts shown in the Stock Awards and Option Awards columns show the cost recognized under Financial Accounting Standards Board Statement No. 123R, “Shared-Based Payment” (“FAS No. 123R”) for awards from 2007 and prior years, not the actual amounts paid to or that may be realized by the Named Executive Officers. For more information on FAS No. 123R, please see footnote 1 below.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)		Total ($)
Joseph M. Tucci Chairman, President and Chief Executive Officer	2007 2006	1,000,000 1,000,000		1,000,000 0	[4]	8,375,036 10,093,369	4,244,317 7,594,201	2,520,000 1,440,000	[5]	0 0	205,546 113,700	[6]	17,344,899 20,241,270	[6]

David I. Goulden Executive Vice President and Chief Financial Officer	2007 2006	575,000 550,000	[7]	260,000 50,000	[4]	2,286,721 2,827,213	1,801,628 2,150,477	875,000 434,173	[8]	0 0	31,889 23,172		5,830,238 6,035,035

William J. Teuber, Jr. Vice Chairman	2007 2006	650,000 600,000	[9]	0 50,000		2,958,069 3,767,699	1,623,540 2,517,898	1,150,000 400,000	[10]	0 0	26,617 56,322		6,408,226 7,391,919

Howard D. Elias Executive Vice President & President, Global Services	2007	600,000		0		2,787,595	1,826,618	728,000	[1][1]	0	29,808		5,972,021

David A. Donatelli Executive Vice President & President, Storage Division	2007 2006	650,000 600,000	[9]	0 0		2,286,721 2,827,213	1,676,433 2,581,377	750,000 400,000	[1][2]	0 0	28,039 26,746		5,391,193 6,435,336

David G. DeWalt[1][3] Former Executive Vice President & President of Customer Operations & Content Management	2007 2006	125,000 500,000	[1][4]	1,000,000 0	[1][5]	4,884,296 5,310,172	1,455,988 693,780	93,750 471,061	[1][6]	0 0	6,634 51,408		7,565,668 7,026,421

1	The amounts shown represent the grant date fair value for stock awards and stock options granted in 2007 and in prior years. These amounts represent the compensation costs for financial reporting purposes recognized for the year ended December 31, 2007 under FAS No. 123R rather than an amount paid to or realized by the Named Executive Officer. The FAS No. 123R value as of the grant date for stock awards and stock options is spread over the number of months of service required for the grant to become non-forfeitable. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in the financial statement reporting for such awards. There can be no assurance that the FAS No. 123R amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2005, 2006 and 2007 are included in Note P to EMC’s audited financial statements for the fiscal year ended December 31, 2007 included in EMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. Assumptions used in the calculation of grants for awards granted in 2003 and 2004 are included in Note N to EMC’s audited financial statements for the fiscal year ended December 31, 2004 included in EMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2005.

2	Includes incentive compensation earned for the fiscal year ended December 31, 2007. These amounts consist of amounts earned under EMC’s cash bonus plans, which are described on pages [ ] to [ ] of this Proxy Statement. Also includes amounts earned by certain Named Executive Officers in 2007, but deferred under EMC’s Executive Deferred Compensation Retirement Plan.
3	Please see “All Other Compensation Table” below.
4	Represents a discretionary bonus. For more information, please see “Discretionary Bonuses for 2007 Performance” on page [ ] of this Proxy Statement.
5	Represents a payment of $2,160,000 pursuant to the 2007 Corporate Incentive Plan and $360,000 pursuant to the 2007 MBO.
6	Mr. Tucci’s total compensation was reported in the 2007 Proxy Statement as $20,213,028. Mr. Tucci’s total compensation was understated by $28,242 due to an error in calculating the incremental cost of his personal use of EMC-owned aircraft.
7	Effective July 1, 2007, Mr. Goulden’s base salary was increased from $550,000 to $600,000.
8	Represents a payment of $700,000 pursuant to the 2007 Corporate Incentive Plan and $175,000 pursuant to the 2007 MBO. Effective July 1, 2007, Mr. Goulden’s annual target bonus opportunity was increased from $450,000 to $600,000.
9	Effective July 1, 2007, each of Mr. Teuber’s and Mr. Donatelli’s base salary was increased from $600,000 to $700,000.
10	Represents a payment of $900,000 pursuant to the 2007 Corporate Incentive Plan, $150,000 pursuant to the 2007 MBO and $100,000 pursuant to the Worldwide Revenue Incentive Plan. Effective July 1, 2007, Mr. Teuber’s annual target bonus opportunity was increased from $600,000 to $700,000.
11	Represents a payment of $400,000 pursuant to the 2007 Corporate Incentive Plan, $200,000 pursuant to the 2007 MBO and $128,000 pursuant to the Global Services Revenue Incentive Plan. Effective July 1, 2007, Mr. Elias’s annual target bonus opportunity was increased from $400,000 to $600,000.
12	Represents a payment of $400,000 pursuant to the 2007 Corporate Incentive Plan, $150,000 pursuant to the 2007 MBO and $200,000 pursuant to the Information Storage Division Gross Profit Incentive Plan. Effective July 1, 2007, Mr. Donatelli’s annual target bonus opportunity was increased from $400,000 to $500,000.
13	Effective April 1, 2007, by mutual agreement, Mr. DeWalt’s employment with EMC terminated.
14	Represents compensation earned through termination date of April 1, 2007.
15	Represents a retention bonus paid on or about January 31, 2007 to Mr. DeWalt.
16	Represents a payment of $31,250 pursuant to the 2007 MBO, $31,250 pursuant to CMA Revenue and Profit Contribution Plan and $31,250 pursuant to the Customer Operations Profit Contribution Plan.

All Other Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Auto Allowance ($)	Air Travel[1] ($)	Tax and Financial Planning ($)	Tax Gross-Ups[2] ($)		Other[3] ($)	Matching 401(k) Plan Contributions ($)	Total ($)
Joseph M. Tucci	7,200	187,074	4,960	1,543	[4]	1,769	3,000	205,546
David I. Goulden	7,200	0	10,000	7,234	[5]	4,455	3,000	31,889
William J. Teuber, Jr.	7,200	6,039	2,795	3,108	[6]	4,475	3,000	26,617
Howard D. Elias	7,200	0	10,000	4,693	[7]	4,915	3,000	29,808
David A. Donatelli	7,200	0	10,000	3,654	[8]	4,185	3,000	28,039
David G. DeWalt	0	0	0	0		5,134	1,500	6,634

1	Personal use of EMC-owned aircraft is valued based on the aggregate incremental cost to EMC determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, universal weather monitoring costs, if applicable, and labor expenses. The incremental cost does not include “deadhead” flights (e.g., a return flight on which no passenger was on board); if included, the incremental cost would increase by $63,929 for Mr. Tucci.
2	Effective January 1, 2008, tax gross-ups for personal expenses such as these will no longer be provided to executive officers. For more information, please see “Perquisites” on page [ ] of this Proxy Statement.
3	Represents the cost of spousal attendance at EMC events for Messrs. Tucci, Teuber and DeWalt, the cost of a guest’s attendance at EMC events and an executive annual physical for Messrs. Goulden and Elias and the cost of spousal attendance at EMC events and an executive annual physical for Mr. Donatelli.
4	Represents a tax gross-up of $369 for imputed income associated with travel on EMC-owned aircraft and $1,174 for imputed income associated with spousal attendance at EMC events.
5	Represents a tax gross-up of $4,144 for imputed income associated with travel on EMC-owned aircraft, $1,789 for imputed income associated with a guest’s attendance at EMC events and $1,301 for imputed income associated with an executive annual physical.
6	Represents a tax gross-up of $334 for imputed income associated with travel on EMC-owned aircraft and $2,774 for imputed income associated with spousal attendance at EMC events.
7	Represents a tax gross-up of $1,511 for imputed income associated with travel on EMC-owned aircraft, $1,367 for imputed income associated with a guest’s attendance at EMC events and $1,815 for imputed income associated with an executive annual physical.
8	Represents a tax gross-up of $775 for imputed income associated with travel on EMC-owned aircraft, $1,517 for imputed income associated with spousal attendance at EMC events and $1,362 for imputed income associated with an executive annual physical.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants, equity incentive plan grants and all other stock awards and option awards granted to the Named Executive Officers for the fiscal year ended December 31, 2007. Our non-equity incentive plan consist of the bonus plans that are described on pages [    ] to [    ] of this Proxy Statement, our equity incentive plans consist of the performance stock unit and performance stock option awards that are described on pages [    ] to [    ] of this Proxy Statement and our other stock awards and option awards consist of the time-based restricted stock unit and stock option awards that are described on pages [    ] to [    ] of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of the Stock Options and Stock Awards will ever be realized.

Name	Type of Award(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Joseph M. Tucci	CIP	N/A	658,800	1,080,000		2,160,000	(2)	0	0	0		0		0		0	0
	MBO	N/A	0	360,000		360,000	(3)	0	0	0		0		0		0	0

David I. Goulden	CIP	N/A	213,500	350,000		700,000	(2, 4)	0	0	0		0		0		0	0
	MBO	N/A	0	175,000		175,000	(3, 5)	0	0	0		0		0		0	0
	PC-RSU	11/28/07	0	0		0		24,000	96,000	96,000	(12)	0		0		0	1,834,560
	PC-SO	11/28/07	0	0		0		12,000	48,000	48,000	(13)	0		0		19.11	302,776
	RSU	11/28/07	0	0		0		0	0	0		64,000	(14)	0		0	1,223,040
	SO	11/28/07	0	0		0		0	0	0		0		32,000	(15)	19.11	201,851

William J. Teuber, Jr.	CIP	N/A	274,500	450,000		900,000	(2)	0	0	0		0		0		0	0
	MBO	N/A	0	150,000		150,000	(3)	0	0	0		0		0		0	0
	BU REV	N/A	30,500	50,000		100,000	(6)	0	0	0		0		0		0	0
	PC-RSU	11/28/07	0	0		0		27,000	108,000	108,000	(12)	0		0		0	2,063,880
	PC-SO	11/28/07	0	0		0		15,750	63,000	63,000	(13)	0		0		19.11	397,393
	RSU	11/28/07	0	0		0		0	0	0		72,000	(14)	0			1,375,920
	SO	11/28/07	0	0		0		0	0	0		0		42,000	(15)	19.11	264,929

Howard D. Elias	CIP	N/A	122,000	200,000		400,000	(2)	0	0	0		0		0		0	0
	MBO	N/A	0	200,000		200,000	(3)	0	0	0		0		0		0	0
	BU REV	N/A	61,000	100,000		200,000	(7)	0	0	0		0		0		0	0
	PC-RSU	11/28/07	0	0		0		24,000	96,000	96,000	(12)	0		0		0	1,834,560
	PC-SO	11/28/07	0	0		0		12,000	48,000	48,000	(13)	0		0		19.11	302,776
	RSU	11/28/07	0	0		0		0	0	0		64,000	(14)	0			1,223,040
	SO	11/28/07	0	0		0		0	0	0		0		32,000	(15)	19.11	201,851

David A. Donatelli	CIP	N/A	122,000	200,000		400,000	(2)	0	0	0		0		0		0	0
	MBO	N/A	0	150,000		150,000	(3, 8)	0	0	0		0		0		0	0
	BU GM	N/A	60,000	100,000		200,000	(9)	0	0	0		0		0		0	0
	PC-RSU	11/28/07	0	0		0		24,000	96,000	96,000	(12)	0		0		0	1,834,560
	PC-SO	11/28/07	0	0		0		12,000	48,000	48,000	(13)	0		0		19.11	302,776
	RSU	11/28/07	0	0		0		0	0	0		64,000	(14)	0		0	1,223,040
	SO	11/28/07	0	0		0		0	0	0		0		32,000	(15)	19.11	201,851

David G. DeWalt	CIP	N/A	71,250	125,000		250,000	(2)	0	0	0		0		0		0	0
	MBO	N/A	0	125,000		125,000	(3)	0	0	0		0		0		0	0
	BU COP	N/A	81,250	125,000	(10)	N/A		0	0	0		0		0		0	0
	BU CMA	N/A	65,938	125,000	(11)	N/A		0	0	0		0		0		0	0

1	Type of Award:

CIP = 2007 Corporate Incentive Plan

MBO = 2007 Management by Objectives Plan

BU REV = Revenue Incentive Plans (Worldwide Revenue and Global Services Revenue)

BU GM = Information Storage Division Gross Profit Incentive Plan

BU CMA = CMA Revenue and Profit Contribution Plan

BU COP = Customer Operations Profit Contribution Plan

PC-RSU = Performance Stock Units

PC-SO = Performance Stock Options

RSU = Time-Based Stock Units

SO = Time-Based Stock Options

For more information on all of these awards, please see pages [ ] to [ ] of this Proxy Statement.

2	The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable under the 2007 Corporate Incentive Plan, respectively. The threshold payment is 61% of the target payment and the maximum payment is 200% of the target payment.
3	The amounts shown in the target and maximum columns reflect the amount that will be paid if all the quarterly individual performance goals under the MBO for the year are achieved and if the plan is fully funded for the year.
4	Effective July 1, 2007, Mr. Goulden’s 2007 Corporate Incentive Plan target was increased from $300,000 to $400,000. The amounts shown in the threshold, target and maximum columns have been prorated to reflect this increase.
5	Effective July 1, 2007, Mr. Goulden’s MBO target was increased from $150,000 to $200,000. The amounts shown in the threshold, target and maximum columns have been prorated to reflect this increase.
6	The Worldwide Revenue Incentive Plan was adopted on July 1, 2007. The amounts shown in the threshold, target and maximum columns have been prorated to reflect the amounts Mr. Teuber was eligible to earn in the second half of 2007. The threshold payment is 61% of the target payment and the maximum payment is 200% of the target payment.
7	The Global Services Revenue Incentive Plan was adopted on July 1, 2007. The amounts shown in the threshold, target and maximum columns have been prorated to reflect the amounts Mr. Elias was eligible to earn in the second half of 2007. The threshold payment is 61% of the target payment and the maximum payment is 200% of the target payment.
8	Effective July 1, 2007, Mr. Donatelli’s MBO target was reduced from $200,000 to $100,000. The amounts shown in the threshold, target and maximum columns have been prorated to reflect this decrease.
9

The Information Storage Division Gross Profit Incentive Plan was adopted on July 1, 2007. The amounts shown in the threshold, target and maximum columns have been prorated to reflect the amounts Mr. Donatelli was eligible to earn in the second half of 2007. The threshold payment is 60% of the target payment and the maximum payment is 200% of the target payment.

10	The amounts shown in the threshold and target columns reflect the minimum and target bonuses payable under the Customer Operations Profit Contribution Plan. The threshold payment is 65% of the target payment.
11	The amounts shown in the threshold and target columns reflect the minimum and target bonuses payable under the CMA Revenue and Profit Contribution Plan. The threshold payment is 52.75% of the target payment.
12	The amounts shown in the target and maximum columns reflect the number of performance stock units that are eligible to vest commencing in 2010 subject to the achievement of 2008 performance goals. The amount shown in the threshold column reflects the number of performance stock units that are eligible to vest commencing in 2010 if threshold growth targets are achieved. The threshold number of performance stock units is 25% of the target number of performance stock units.
13	The amounts shown in the target and maximum columns reflect the number of performance stock options that are eligible to vest commencing in 2010 subject to the achievement of 2008 performance goals. The amount shown in the threshold column reflects the number of performance stock options that are eligible to vest commencing in 2010 if threshold growth targets are achieved. The threshold number of performance stock options is 25% of the target number of performance stock units.
14	25% of these shares will vest on each of November 28, 2008, 2009, 2010 and 2011.
15	20% of these options will vest on each of November 28, 2008, 2009, 2010, 2011 and 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2007. The market and payout values for unvested stock awards are calculated based on a market value of $18.53 per share (the closing market price of EMC’s Common Stock on December 31, 2007) multiplied by the number of shares subject to the award.

	Option Awards[1]							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options[2] (#)		Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Tucci	280,000	420,000	[5]	0		14.49	7/22/2015	346,666	[6]	6,423,721	1,000,000	[7]	18,530,000
	672,000	448,000	[8]	0		12.85	10/28/2014
	896,000	224,000	[9]	0		13.18	10/23/2013
	931,549	0		0		5.42	10/25/2012
	2,000,000	0		0		11.51	10/19/2011
	1,000,000	0		0		36.66	4/18/2011
	400,000	0		0		72.31	1/17/2011
	400,000	0		0		84.00	7/19/2010
	400,000	0		0		58.37	1/19/2010

David I. Goulden	0	0		48,000	[1][0]	19.11	11/28/2017	167,878	[1][2]	3,110,779	346,000	[1][3]	6,411,380
	0	32,000	[1][1]	0		19.11	11/28/2017
	160,000	240,000	[5]	0		14.49	7/22/2015
	240,000	160,000	[8]	0		12.85	10/28/2014
	320,000	80,000	[9]	0		13.18	10/23/2013
	430,000	0		0		7.70	7/24/2012

William J. Teuber, Jr.	0	0		63,000	[1][0]	19.11	11/28/2017	223,940	[1][4]	4,149,608	408,000	[1][3]	7,560,240
	0	42,000	[1][1]	0		19.11	11/28/2017
	160,000	240,000	[5]	0		14.49	7/22/2015
	240,000	160,000	[8]	0		12.85	10/28/2014
	320,000	80,000	[9]	0		13.18	10/23/2013
	120,000	0		0		5.42	10/25/2012
	600,000	0		0		11.51	10/19/2011
	200,000	0		0		36.66	4/18/2011
	75,000	0		0		84.00	7/19/2010
	80,000	0		0		58.38	1/19/2010

Howard D. Elias	0	0		48,000	[1][0]	19.11	11/28/2017	201,212	[1][5]	3,728,458	396,000	[1][3]	7,337,880
	0	32,000	[1][1]	0		19.11	11/28/2017
	160,000	240,000	[5]	0		14.49	7/22/2015
	240,000	160,000	[8]	0		12.85	10/28/2014
	400,000	150,000	[9]	0		13.18	10/23/2013

David A. Donatelli	0	0		48,000	[1][0]	19.11	11/28/2017	167,878	[1][2]	3,110,779	346,000	[1][3]	6,411,380
	0	32,000	[1][1]	0		19.11	11/28/2017
	160,000	240,000	[5]	0		14.49	7/22/2015
	240,000	160,000	[8]	0		12.85	10/28/2014
	320,000	80,000	[9]	0		13.18	10/23/2013
	101,000	0		0		5.42	10/25/2012
	200,000	0		0		36.66	4/18/2011
	200,000	0		0		72.31	1/17/2011
	100,000	0		0		60.81	4/12/2010
	170,000	0		0		31.66	7/21/2009

David G. DeWalt	21,834	200,000	[1][6]	0		13.74	2/5/2014	633,333	[1][7]	11,735,660	0		0
	870,000	0		0		17.30	10/17/2010

1	Stock options vest at the rate of 20% per year over the first five years of the ten year option term, unless otherwise indicated.
2	The stock options reported in this column represent our performance stock options. These options are distinguished from the other stock options in this table because they will vest only if performance goals are achieved and will be forfeited if these performance goals are not achieved. These options will vest commencing in 2010 only if certain performance goals are achieved. For more information on the performance stock options, please see page [ ] of this Proxy Statement.
3	The grant date of each stock option is ten years prior to its expiration date.
4	The stock awards reported in this column represent performance shares and performance stock units. These awards are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and will be forfeited if these performance goals are not achieved. The performance shares will vest commencing in 2010 only if a cumulative EPS goal is achieved for fiscal 2006-2008. The performance stock units will vest commencing in 2010 only if certain performance goals are achieved. For more information on the performance shares and the performance stock units, please see page [ ] of this Proxy Statement.
5	One-third of these options will vest on each of July 22, 2008, 2009 and 2010.
6	Mr. Tucci was granted 340,000 and 350,000 PARs on each of October 28, 2004 and December 5, 2005, respectively. The PARs will fully vest on the fifth anniversary of the date of grant; provided, however, that PARs may vest at an accelerated rate with respect to one-third of the underlying shares in each of the first three years following grant if annual earnings per share goals are achieved. On January 30, 2008, one-third of the PARs granted to Mr. Tucci in 2004 and 2005 vested as a result of the achievement of the goals for 2007. The PARs granted in 2004 have fully vested since the 2005, 2006 and 2007 earnings per share goals were achieved. For more information on PARs, please see page [ ] of this Proxy Statement.
7	Represents the number of performance shares that will vest in January 2009 if the target cumulative EPS performance goal is achieved over fiscal 2006-2008. For more information on the performance shares, please see page [ ] of this Proxy Statement.
8	50% of these options will vest on each of October 28, 2008 and 2009, subject to certain conditions.
9	These options will vest on October 23, 2008, subject to certain conditions.
10	Represents the number of performance stock options that are eligible to vest commencing in 2010 if 2008 performance goals are achieved or exceeded. For more information on the performance stock options, please see page [ ] of this Proxy Statement.
11	20% of these options will vest on each of November 28, 2008, 2009, 2010, 2011 and 2012, subject to certain conditions.
12	Messrs. Goulden and Donatelli were each granted 100,000 PARs on each of October 28, 2004 and December 5, 2005. The PARs will fully vest on the fifth anniversary of the date of grant; provided, however, that PARs may vest at an accelerated rate with respect to one-third of the underlying shares in each of the first three years following grant if annual earnings per share goals are achieved. On January 30, 2008, one-third of the PARs granted to each of Messrs. Goulden and Donatelli vested as a result of the achievement of the goals for 2007. The PARs granted in 2004 have fully vested since the 2005, 2006 and 2007 earnings per share goals were achieved. In addition, Messrs. Goulden and Donatelli were each granted 11,637 restricted shares on January 27, 2005; one-third of these shares vested on each of February 1, 2006 and 2007 and the remainder vested on February 1, 2008. Messrs. Goulden and Donatelli were each granted 64,000 restricted stock units on November 28, 2007; 25% of these units will vest on each of November 28, 2008, 2009, 2010 and 2011, subject to certain conditions. For more information on the restricted stock units, please see page [ ] of this Proxy Statement.
13	Includes the number of performance shares that will vest in January 2009 if the target cumulative EPS performance goal is achieved over fiscal 2006-2008 and the number of performance stock units that are eligible to vest commencing in 2010 if the 2008 performance goals are achieved or exceeded. For more information on the performance shares and the performance stock units, please see page [ ] of this Proxy Statement.
14	Mr. Teuber was granted 150,000 PARs on each of October 28, 2004 and December 5, 2005. The PARs will fully vest on the fifth anniversary of the date of grant; provided, however, that PARs may vest at an accelerated rate with respect to one-third of the underlying shares in each of the first three years following grant if annual earnings per share goals are achieved. On January 30, 2008, one-third of the PARs granted to Mr. Teuber in 2004 and 2005 vested as a result of the achievement of the goals for 2007. The PARs granted in 2004 have fully vested since the 2005, 2006 and 2007 earnings per share goals were achieved. For more information on PARs, please see page [ ] of this Proxy Statement. In addition, Mr. Teuber was granted 5,819 restricted shares on January 27, 2005; one-third of these shares vested on February 1, 2006 and 2007 and the remainder vested on February 1, 2008. Mr. Teuber was also granted 72,000 restricted stock units on November 28, 2007; 25% of these units will vest on each of November 28, 2008, 2009, 2010 and 2011. For more information on the restricted stock units, please see page [ ] of this Proxy Statement.
15	Mr. Elias was granted 100,000 PARs on October 28, 2004 and 150,000 PARs on December 5, 2005. The PARs will fully vest on the fifth anniversary of the date of grant; provided, however, that PARs may vest at an accelerated rate with respect to one-third of the underlying shares in each of the first three years following grant if annual earnings per share goals are achieved. On January 30, 2008, one-third of the PARs granted to Mr. Elias in 2004 and 2005 vested as a result of the achievement of the goals for 2007. The PARs granted in 2004 have fully vested since the 2005, 2006 and 2007 earnings per share goals were achieved. In addition, Mr. Elias was granted 11,637 restricted shares on January 27, 2005; one-third of these shares vested on February 1, 2006 and 2007 and the remainder vested on February 1, 2008. Mr. Elias was also granted 64,000 restricted stock units on November 28, 2007; 25% of these units will vest on each of November 28, 2008, 2009, 2010 and 2011. For more information on the restricted stock units, please see page [ ] of this Proxy Statement.
16	100,000 of these options vested on February 5, 2008 and the remainder will vest on February 5, 2009, subject to Mr. DeWalt’s compliance with certain obligations.
17	Mr. DeWalt was granted 100,000 PARs on October 28, 2004; one-third of these PARs vested on each of January 30, 2006 and 2007 and the remainder will vest on October 28, 2009, subject to Mr. DeWalt’s compliance with certain obligations. Mr. DeWalt was granted 750,000 restricted shares on July 22, 2005. As of December 31, 2007, 150,000 of these shares had vested due to the achievement of the goal; 600,000 of the remaining shares will vest in the second half of 2008, subject to Mr. DeWalt’s compliance with certain obligations.

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards, exercised and vested, for the Named Executive Officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Joseph M. Tucci	718,451	10,789,306	323,332	4,513,715
David I. Goulden	400,000	5,415,731	103,878	1,449,361
William J. Teuber, Jr.	400,000	6,465,380	151,939	2,120,681
Howard D. Elias	200,000	1,553,593	120,544	1,682,018
David A. Donatelli	639,000	7,112,700	103,878	1,449,361
David G. DeWalt	1,500,011	9,973,511	183,333	2,518,829

1	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise for each option.
2	Represents the fair market value of the Common Stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date.

Pension Benefits

EMC does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

Under EMC’s Executive Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), key employees, including the Named Executive Officers, may defer from 10% to 100% of the compensation they receive under any of EMC’s cash bonus plans. EMC does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement.

All of the investment options available under the Deferred Compensation Plan are also available under EMC’s 401(k) plan. These investments options, which are selected by EMC’s 401(k) Oversight and Pension Committee, provide participants with an opportunity to invest in a wide variety of mutual funds, bond funds, money market funds and blended funds, including an EMC stock fund. Participants may change their investment options daily through the plan administrator’s online system. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant.

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph M. Tucci	0		0	1,403,441	0	9,866,449	[1]
David I. Goulden	232,226	[2]	0	132,113	0	1,792,843	[3]
William J. Teuber, Jr.	0		0	0	0	0
Howard D. Elias	0		0	0	0	0
David A. Donatelli	0		0	0	0	0
David G. DeWalt	0		0	90,010	(2,578,565)[4]	0

1	$5,754,070 of this amount was previously reported as salary or bonus in the Summary Compensation Table of previously filed proxy statements.
2	$73,500 of this amount is reported in the Summary Compensation Table for Mr. Goulden under the Non-Equity Incentive Plan Compensation column.
3	$1,207,112 of this amount was previously reported as salary or bonus in the Summary Compensation Table of previously filed proxy statements.
4	Mr. DeWalt terminated employment with EMC on April 1, 2007. This represents the amount received upon distribution of his Nonqualified Deferred Compensation Retirement Plan account.

Potential Payments Upon Termination or Change of Control

The tables below reflect the compensation and benefits due to each of the Named Executive Officers in the event of termination of employment. The compensation and benefits payable to each Named Executive Officer upon a voluntary termination, an involuntary termination for cause, an involuntary termination other than for cause, a termination following a change of control without cause or by the Named Executive Officer for good reason, a termination due to death or disability, and upon the Named Executive Officer’s retirement is shown below. The amounts shown assume that each termination of employment was effective as of December 31, 2007, and the fair market value of our Common Stock was $18.53, the closing price of our Common Stock on that date. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

Payments and Benefits upon any Termination

Employees, including the Named Executive Officers, are entitled to receive earned and unpaid compensation upon any termination of employment. Accordingly, subject to the exceptions noted below, upon any termination of employment the Named Executive Officers will receive accrued but unused vacation pay, earned but unpaid bonuses, and their account balances under the Deferred Compensation Plan. For a description of our Deferred Compensation Plan and the account balances of the Named Executive Officers as of December 31, 2007, please see page [    ] of this Proxy Statement. The payments due upon any termination of employment will generally be made in a lump sum payment within 30 days after termination of employment or when administratively practicable. In addition, except as noted below, (i) all stock awards and unvested stock options will terminate upon termination of employment and (ii) all vested options will terminate three months following termination of employment, provided that vested options will terminate immediately if the termination was for cause.

Voluntary Termination

A Current Named Executive Officer who voluntarily terminates employment other than due to a retirement, will not be entitled to any benefits other than those that are paid to all employees upon any termination of employment as described above, except for Mr. Tucci, who will be entitled to a pro rata bonus for the year of termination, as discussed above on page [    ] of this Proxy Statement.

Involuntary Termination For Cause

A Current Named Executive Officer whose employment is terminated for cause is not entitled to any benefits other than those that are paid to all employees upon any termination of employment as described above. In addition, as noted under “Compensation Recovery Policies” on page [    ] of this Proxy Statement, EMC may be entitled to recover gains realized for certain incentive and equity compensation.

Involuntary Termination Without Cause

Except in the case of Messrs. Tucci and Goulden, upon an involuntary termination other than for cause, the Current Named Executive Officers are not contractually entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment as described above. The provision of any compensation and benefits would be made at the discretion of the Compensation Committee.

Qualifying Change in Control Termination

As discussed on page [    ] of this Proxy Statement, EMC has change in control agreements with the Current Named Executive Officers and other key employees that provide severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) the employee’s employment is terminated by EMC (or any successor) without “cause” or if the employee terminates his or her employment for “good reason,” in each case within 24 months following a change in control (or during a potential change in control period). In the case of such a qualifying termination, the Current Named Executive Officer would receive:

•	a lump sum severance payment equal to 2.99 times the sum of the executive’s then current annual base salary and target annual bonus,

•	a lump sum payment equal to the executive’s prorated annual bonus for the year of termination assuming target performance,

•	the continuation of life, disability, accident and health insurance benefits for the executive and the executive’s dependents for up to 36 months following such termination, and

•	subject to the limitations described on page [ ] of this Proxy Statement, a lump sum tax gross-up payment if the executive becomes subject to the 20% excise tax on “parachute payments.”

Upon a change in control, the vesting of all performance shares, performance stock units and performance stock options will no longer be subject to the achievement of performance goals, but will remain subject to continued employment. The Compensation Committee determined that these awards should not be subject to the achievement of the performance goals following a change in control because our executives will likely no longer be in a position to influence the achievement of the goals and also because of the likely difficulty of measuring their achievement after a change in control has occurred. All equity awards, including the performance shares, performance stock units and performance stock options, will vest upon a qualifying termination. The Compensation Committee determined that this was appropriate so that the executives would not forfeit their equity awards upon a qualifying termination following a change in control.

A “change in control” will generally be triggered under the change in control agreements upon:

•	the acquisition by a person or entity of 25% or more of either the then outstanding shares of EMC or the combined voting power of EMC’s then outstanding securities,

•	a change in the composition of the majority of EMC’s Board of Directors without the approval of the existing Board,

•	a merger of EMC (other than a merger following which EMC securities represent at least 50% of the combined voting power of the securities of the surviving entity), or

•	the approval of EMC shareholders of a plan of complete liquidation or dissolution of EMC or the sale by EMC of all or substantially all of its assets.

A potential change in control will generally occur under the change in control agreements upon:

•	EMC’s entry into an agreement which would result in a change in control,

•	a public announcement by a person or entity of an intention to takes actions which would result in a change in control,

•	the acquisition by a person or entity of 15% or more of EMC’s shares or voting power, or

•	a resolution by the Board of Directors that a potential change in control has occurred.

EMC will generally have “cause” under the change in control agreements upon:

•	the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position,

•	the conviction of the executive for a felony, or

•	the willful engaging by the executive in fraud or dishonesty which is demonstrably and materially injurious to EMC or its reputation, monetarily or otherwise.

Under the change in control agreements, “good reason” includes:

•	an adverse change in the executive’s position,

•	a reduction in the executive’s base salary,

•	the failure by EMC to continue to provide certain compensation and benefits, and

•

a requirement that the executive’s principal place of employment be located greater than 50 miles from where the executive’s principal place of employment was located immediately prior to the change in control.

The agreements provide that any good faith claim by an executive that good reason exists shall be presumed to be correct unless EMC (or a successor) establishes by clear and convincing evidence that good reason does not exist. To claim good reason, the executive must give notice of the good reason event within 90 days after its occurrence and must provide EMC (or a successor) with a 30-day period in which to cure the good reason event. In setting these terms, EMC balanced (1) the desire to provide severance benefits to the executive if, in fact, the executive’s terms and conditions of employment were materially changed following the change in control, against (2) the desire to ensure that such benefits not become payable if the executive’s employment continued without adverse change following the change in control.

EMC’s form of change in control agreement has been filed as Exhibit 10.8 to EMC’s Annual Report on Form 10-K filed on February 29, 2008.

Death

In addition to providing the benefits that are provided to all employees generally upon any termination of employment, upon any EMC employee’s death, the employee’s survivors will continue to receive the employee’s base salary for six months and EMC will make a $10,000 contribution to a tax qualified education fund for each of the deceased employee’s minor children. In addition, under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death will remain exercisable for three years. These benefits reflect what we believe is an appropriate level of protection and common market practice.

Disability

EMC does not have guidelines for providing compensation or benefits upon an employee’s disability other than providing the benefits that are provided to all employees generally upon any termination of employment. However, under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest, and all options held by any EMC employee prior to his or her termination for disability will remain exercisable for three years. These benefits reflect what we believe is an appropriate level of protection and common market practice.

Retirement

EMC does not provide any retirement benefits to the Named Executive Officers, other than the matching 401(k) plan contributions of up to $3,000 per year that we offer to all employees generally.

However, stock options and stock awards held by employees that were granted under the 2003 Stock Plan will generally continue to vest and be exercisable upon their retirement and stock options granted under the EMC Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) that were vested at the employee’s retirement date will continue to be exercisable for up to three years after retirement. Under the 2003 Stock Plan and the 2001 Stock Option Plan, employees are retirement eligible if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. For purposes of the 2003 Stock Plan and the 2001 Stock Option Plan, Mr. Tucci has been retirement eligible since 2005, Mr. Teuber has been retirement eligible since 2006 and Mr. Donatelli became retirement eligible in 2007. Messrs. Elias and Goulden are not currently eligible to retire for purposes of these plans.

In 2007, the Compensation Committee amended the 2003 Stock Plan to remove the retirement provision for all future stock awards. The stock awards granted to our Current Named Executive Officers in 2007 will not vest after retirement. Stock awards granted to our Current Named Executive Officers prior to 2007, other than the 2005 performance shares, will continue to be eligible to vest after retirement.

Currently, if a Current Named Executive Officer retires:

•

Unvested PARs held by the officer will vest on the fifth anniversary of the date of grant; provided, however, that PARs will vest only if the officer has completed at least 18 months of service after the date of grant if the annual performance goal for the first year is met, or 30 months after the date of grant if the first year annual performance goal is not met;

•

Under the 2003 Stock Plan, unvested time-based stock options and unvested performance stock options held at the time of retirement will continue to vest and all options will remain exercisable for the remainder of the applicable option term; provided, however, that all stock options granted under the

2003 Stock Plan after May 3, 2006 will continue to vest and remain outstanding for the remainder of the option term only if the officer completes at least 30 months of service after the grant date of the option and unvested performance stock options will continue to vest only if we achieve the applicable 2008 growth targets; and

•	Vested stock options granted under the 2001 Stock Option Plan will remain exercisable for up to three years after retirement.

We believe the retirement provisions in the equity grants are appropriate given that EMC does not provide any retirement benefits other than the matching 401(k) plan contributions described above.

Joseph M. Tucci

The following table shows the potential payments and benefits that will be provided under each of the termination scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	—	—	2,440,000	7,295,600	500,000	—	—
Pro-rata Target Bonus	1,440,000	—	—	1,440,000	—	—	—

Benefits & Perquisites
Health and Welfare Benefit Continuation	—	—	29,049	29,049	—	—	—
Conditional Excise Tax Gross-Up	—	—	—	17,006,119	—	—	—
Tax Qualified Education Fund Contribution	—	—	—	—	—	—	—

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	—	—	—	5,439,840	5,439,840	5,439,840	—
Value of Accelerated Restricted Stock	—	—	—	6,423,721	6,423,721	6,423,721	—
Value of Accelerated Performance Shares	—	—	23,162,500	23,162,500	23,162,500	23,162,500	—
In-the-Money Value of Stock Options Subject to Continued Vesting	—	—	5,439,840	—	—	—	5,439,840
Value of Restricted Stock Subject to Continued Vesting	—	—	6,423,721	—	—	—	6,423,721

Total Value: Incremental Benefits	1,440,000	—	37,495,110	60,796,829	35,526,061	35,026,061	11,863,561

In addition, Mr. Tucci will also be entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2007, these stock options had a cash value of $35,994,367. For more information on the phase-out of the excise tax gross-up, please see page [    ] of this Proxy Statement.

David I. Goulden

The following table shows the potential payments and benefits that will be provided under each of the termination scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event							n/a

Cash Severance
Base Salary + Bonus	—	—	1,200,000	3,588,000	300,000	—
Pro-rata Target Bonus	—	—	—	600,000	—	—

Benefits & Perquisites
Health and Welfare Benefit Continuation	—	—	12,599	37,796	—	—
Conditional Excise Tax Gross-Up	—	—	—	5,322,656	—	—
Tax Qualified Education Fund Contribution	—	—	—	—	20,000	—

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	—	—	—	2,306,400	2,306,400	2,306,400
Value of Accelerated Restricted Stock	—	—	—	4,889,659	4,889,659	4,889,659
Value of Accelerated Performance Shares	—	—	—	5,790,625	5,790,625	5,790,625
In-the-Money Value of Stock Options Subject to Continued Vesting	—	—	—	—	—	—
Value of Restricted Stock Subject to Continued Vesting	—	—	—	—	—	—

Total Value: Incremental Benefits	—	—	1,212,599	22,535,137	13,306,684	12,986,684

In addition, Mr. Goulden will also be entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2007, these stock options had a cash value of $8,378,500. For more information on the phase-out of the excise tax gross-up, please see page [    ] of this Proxy Statement.

Mr. Goulden is a party to an employment offer letter with EMC. Mr. Goulden’s employment offer letter provides him with severance if his employment is involuntarily terminated by us without cause other than in connection with a change in control. In this case, contingent upon Mr. Goulden’s execution of a general release in EMC’s favor and his compliance with EMC’s standard Key Employee Agreement, which contains confidentiality, non-competition and non-solicitation covenants, EMC will continue to pay Mr. Goulden’s base salary and continue his participation in EMC benefit programs for one year. In addition, EMC will pay Mr. Goulden all amounts he would have earned under the bonus arrangements he was participating in at the time of his termination had his employment continued for one year and all goals under the bonus arrangements been met. Such bonus payments would be made to Mr. Goulden at the time payment would have otherwise been due to him under the arrangements.

William J. Teuber, Jr.

The following table shows the potential payments and benefits that will be provided under each of the termination scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	—	—	—	4,186,000	350,000	—	—
Pro-rata Target Bonus	—	—	—	700,000	—	—	—

Benefits & Perquisites
Health and Welfare Benefit Continuation	—	—	—	41,813	—	—	—
Conditional Excise Tax Gross-Up	—	—	—	6,283,952	—	—	—
Tax Qualified Education Fund Contribution	—	—	—	—	—	—	—

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	—	—	—	2,306,400	2,306,400	2,306,400	—
Value of Accelerated Restricted Stock	—	—	—	6,150,848	6,150,848	6,150,848	—
Value of Accelerated Performance Shares	—	—	—	6,948,750	6,948,750	6,948,750	—
In-the-Money Value of Stock Options Subject to Continued Vesting	—	—	2,306,400	—	—	—	2,306,400
Value of Restricted Stock Subject to Continued Vesting	—	—	2,815,448	—	—	—	2,815,448

Total Value: Incremental Benefits	—	—	5,121,848	26,617,763	15,755,998	15,405,998	5,121,848

In addition, Mr. Teuber will also be entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2007, these stock options had a cash value of $9,506,800. For more information on the phase-out of the excise tax gross-up, please see page [    ] of this Proxy Statement.

Howard D. Elias

The following table shows the potential payments and benefits that will be provided under each of the termination scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event							n/a

Cash Severance
Base Salary + Bonus	—	—	—	3,588,000	300,000	—
Pro-rata Target Bonus	—	—	—	600,000	—	—

Benefits & Perquisites
Health and Welfare Benefit Continuation	—	—	—	33,522	—	—
Conditional Excise Tax Gross-Up	—	—	—	6,079,333	—	—
Tax Qualified Education Fund Contribution	—	—	—	—	10,000	—

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	—	—	—	2,680,900	2,680,900	2,680,900
Value of Accelerated Restricted Stock	—	—	—	5,507,338	5,507,338	5,507,338
Value of Accelerated Performance Shares	—	—	—	6,948,750	6,948,750	6,948,750
In-the-Money Value of Stock Options Subject to Continued Vesting	—	—	—	—	—	—
Value of Restricted Stock Subject to Continued Vesting	—	—	—	—	—	—

Total Value: Incremental Benefits	—	—	—	25,437,843	15,446,988	15,136,988

In addition, Mr. Elias will also be entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2007, these stock options had a cash value of $4,149,600. For more information on the phase-out of the excise tax gross-up, please see page [    ] of this Proxy Statement.

David A. Donatelli

The following table shows the potential payments and benefits that will be provided under each of the termination scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	—	—	—	3,588,000	350,000	—	—
Pro-rata Target Bonus	—	—	—	500,000	—	—	—

Benefits & Perquisites
Health and Welfare Benefit Continuation	—	—	—	37,796	—	—	—
Conditional Excise Tax Gross-Up	—	—	—	4,855,632	—	—	—
Tax Qualified Education Fund Contribution	—	—	—	—	30,000	—	—

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	—	—	—	2,306,400	2,306,400	2,306,400	—
Value of Accelerated Restricted Stock	—	—	—	4,889,659	4,889,659	4,889,659	—
Value of Accelerated Performance Shares	—	—	—	5,790,625	5,790,625	5,790,625	—
In-the-Money Value of Stock Options Subject to Continued Vesting	—	—	2,306,400	—	—	—	2,306,400
Value of Restricted Stock Subject to Continued Vesting	—	—	1,924,859	—	—	—	1,924,859

Total Value: Incremental Benefits	—	—	4,231,259	21,968,113	13,366,684	12,986,684	4,231,259

In addition, Mr. Donatelli will also be entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2007, these stock options had a cash value of $5,045,710. For more information on the phase-out of the excise tax gross-up, please see page [    ] of this Proxy Statement.

David G. DeWalt

Effective April 1, 2007, Mr. DeWalt’s employment with EMC terminated. Subject to his compliance with certain post-employment obligations, Mr. DeWalt’s unvested performance shares will vest on the third anniversary of the date of grant, his unvested PARs will vest on the fifth anniversary of the date of grant, and he will have two years to exercise his stock options from the date each tranche vests, or in the case of vested stock options, two years from the date of his termination of employment. For more information on Mr. DeWalt’s outstanding equity awards, please see page [    ] of this Proxy Statement.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee Directors at least annually and recommends changes to the Board when appropriate. The Compensation Committee did not recommend any changes to director compensation for the fiscal year ended December 31, 2007. Non-employee Directors receive cash fees and equity awards for their service.

Non-employee Directors receive a $30,000 annual Board retainer, $3,000 for each in-person Board meeting and $1,500 for each telephonic Board meeting; and $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. An additional annual retainer of $40,000, $20,000 and $10,000 is paid to the Lead Director, the chair of the Audit Committee, and each other committee chair, respectively.

In 2007, the number of meetings held by the Board of Directors and each committee was as follows:

•	6 Board meetings;

•	16 Audit Committee meetings;

•	16 Compensation Committee meetings;

•	5 Corporate Governance and Nominating Committee meetings;

•	12 Finance Committee meetings; and

•	16 Mergers and Acquisitions Committee meetings, including a brief meeting for which no payment was made.

The table below summarizes the cash fees paid to each non-employee Director for the fiscal year ended December 31, 2007. Mr. Kelly and Mr. Sagan joined the Board of Directors in August 2007 and December 2007, respectively, and Mr. Zeien resigned from the Board in August 2007.

Name	Board and Committee Retainers ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Finance Committee Fees ($)	Mergers and Acquisitions Committee Fees ($)	Total Fees Paid ($)
Michael W. Brown	40,000	18,000	3,250	13,750	—	10,250	12,750	98,000
Michael J. Cronin	30,000	18,000	12,250	—	—	—	12,750	73,000
Gail Deegan	50,000	18,000	13,000	—	4,500	—	—	85,500
John R. Egan	40,000	18,000	—	—	—	10,250	13,500	81,750
W. Paul Fitzgerald	30,000	18,000	—	—	4,500	10,250	—	62,750
Olli-Pekka Kallasvuo	30,000	12,000	1,750	—	2,750	—	—	46,500
Edmund F. Kelly	22,500	6,000	—	—	—	—	—	28,500
Windle B. Priem	40,000	18,000	—	13,750	4,500	—	—	76,250
Paul Sagan	12,500	3,000	—	—	—	—	—	15,500
David N. Strohm	80,000	18,000	—	13,000	4,500	—	13,500	129,000
Alfred M. Zeien	30,000	9,750	9,000	6,500	—	—	—	55,250

The table below summarizes the total compensation paid by EMC to each non-employee Director for the fiscal year ended December 31, 2007.

Name	Fees Paid ($)	Stock Awards[1], [2] ($)		Option Awards[1], [3] ($)	All other Compensation[4] ($)	Total ($)
Michael W. Brown[5]	98,000	312,455	[6]	46,570	3,303	460,328
Michael J. Cronin	73,000	149,391		52,171	—	274,562
Gail Deegan	85,500	149,391		52,171	—	287,062
John R. Egan[5]	81,750	149,391		52,171	—	283,312
W. Paul Fitzgerald	62,750	149,391		52,171	1,109	265,421
Olli-Pekka Kallasvuo	46,500	130,054		51,356	—	227,910
Edmund F. Kelly	28,500	—		—	—	28,500
Windle B. Priem	76,250	149,391		52,171	2,323	280,135
Paul Sagan	15,500	—		—	—	15,500
David N. Strohm[5]	129,000	149,391		78,378	—	356,769
Alfred M. Zeien	55,250	201,255	[7]	68,602	—	325,107

1	The amounts shown represent the grant date fair value for stock awards and stock options granted in 2007 and in prior years. These amounts represent the compensation costs for financial reporting purposes recognized for the year ended December 31, 2007 under FAS No. 123R rather than an amount paid to or realized by the non-employee Director. The FAS No. 123R value as of the grant date for stock awards and stock options is spread over the number of months of service required for the grant to become non-forfeitable. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in the financial statement reporting for such awards. There can be no assurance that the FAS No. 123R amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2005, 2006 and 2007 are included in Note P to EMC’s audited financial statements for the fiscal year ended December 31, 2007 included in EMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. Assumptions used in the calculation of grants for awards granted in 2003 and 2004 are included in Note N to EMC’s audited financial statements for the fiscal year ended December 31, 2004 included in EMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2005.
2	The non-employee Directors had the following outstanding shares of restricted stock units at fiscal year end: Mr. Cronin: 10,000; Ms. Deegan: 10,000; Mr. Egan: 10,000; Mr. Fitzgerald: 10,000; Mr. Priem: 10,000; Mr. Strohm: 10,000; and Mr. Zeien: 10,000. The non-employee Directors had the following outstanding shares of restricted stock at fiscal year end: Mr. Brown: 20,000; and Mr. Kallasvuo: 10,000.
3	The non-employee Directors had the following outstanding stock options at fiscal year end: Mr. Brown: 30,000; Mr. Cronin: 140,000; Ms. Deegan: 100,000; Mr. Egan: 100,000; Mr. Fitzgerald: 300,000; Mr. Kallasvuo: 30,000: Mr. Priem: 50,000; Mr. Strohm: 103,200; and Mr. Zeien: 185,000.
4	Represents tax gross-ups for imputed income associated with spousal attendance at EMC events. Effective January 1, 2008, tax gross-ups for this type of expense will no longer be provided to non-employee Directors.
5	Messrs. Brown, Egan and Strohm serve on the Board of Directors of VMware and receive the same compensation as the other non-employee directors of VMware.
6	Mr. Brown received the same number of shares of restricted stock that other non-employee Directors received for their service on the Board. However, due to a change in accounting rules, a greater expense was recognized for Mr. Brown’s stock awards as compared to those of the other non-employee Directors.
7	Mr. Zeien resigned from the Board in August 2007. Although Mr. Zeien’s equity awards will continue to vest according to their respective vesting schedules, as required by FAS No. 123R, all of the unamortized expense relating to those awards was accelerated to the date of his resignation.

Equity Compensation

In 2007, we began to grant the following equity awards to our non-employee Directors on an annual basis under the 2003 Stock Plan:

•	an option to purchase 10,000 shares of Common Stock, which option is exercisable on the first anniversary of the date of grant; and

•	an award of 10,000 restricted stock units, which award vests on the first anniversary of the date of grant.

We refer to these awards as the “annual director awards.”

Previously, beginning in 2004, our non-employee Directors were granted, once every three years, an option to purchase 30,000 shares of our Common Stock and an award of 30,000 shares of restricted stock. Messrs. Cronin, Egan, Fitzgerald, Priem and Strohm and Ms. Deegan received these awards in 2004; Mr. Kallasvuo received these awards in 2005; and Mr. Brown received these awards in 2006. The awards vest in equal annual installments on each of the first three anniversaries of the date of grant. Non-employee Directors who received these awards will receive the annual director awards on or about the date of the third annual meeting of shareholders following the date upon which he or she last received equity awards from EMC. Accordingly, Messrs. Cronin, Egan, Fitzgerald, Priem and Strohm and Ms. Deegan received the annual director awards for the first time in 2007.

A non-employee Director who joins the Board after an annual meeting will receive the annual director awards on or about the date of the first annual meeting of shareholders following his or her appointment to the Board. In addition, in limited circumstances and where deemed appropriate, non-employee Directors may also be granted additional equity awards under the 2003 Stock Plan.

Non-employee Directors are subject to EMC’s Stock Ownership Guidelines and are expected to own shares of our stock with a value equal to five times their annual Board retainer within three years after becoming subject to the guidelines.

Other Compensation

Non-employee directors are eligible to participate in EMC’s Executive Deferred Compensation Retirement Plan, described on page [    ] of this Proxy Statement. Under the plan, a non-employee Director may elect to defer the receipt of director’s fees. No non-employee Director elected to defer receipt of fees for 2007. EMC does not match any deferred amounts or otherwise make any contributions to the accounts of any non-employee Director.

EMC pays or reimburses non-employee Directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings (including the travel expenses of spouses if they are specifically invited to attend the event), which occasionally may include use of EMC-owned aircraft. Except as described in this section, non-employee Directors do not receive any additional compensation for their services on the Board of Directors.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has adopted a written policy and procedures for the review, approval and ratification of transactions involving EMC and “related persons” (Directors and executive officers or their immediate family members, or shareholders beneficially owning more than five percent of the Common Stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which EMC or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a Director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of EMC and our shareholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN TRANSACTIONS

In 2007, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $3.7 million. EMC initially assumed the lease in connection with its acquisition of Data General Corporation in 1999 and renewed it in 2003 for an additional ten-year term. John R. Egan, a Director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

John R. Egan, a Director of VMware, is a managing partner and general partner in Egan-Managed Capital II, L.P., which holds an equity interest in Softrax Corporation (“Softrax”) of greater than 10%. In 2007, we paid Softrax approximately $10,000 for renewal of software maintenance and licenses, and our subsidiary, VMware, entered into an agreement with Softrax for the licensing, implementation and maintenance of Softrax software. The approximate value of the agreement with VMware is $740,000, of which approximately $342,000 was invoiced in 2007. In 2007, Softrax paid EMC approximately $3,000 for software maintenance services. EMC believes that the terms of these arrangements were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

As a global employer of over 37,700 employees, and as one of the largest employers in Massachusetts, EMC employs persons who are immediate family members of certain of our Directors or executive officers. A son-in-law of Joseph M. Tucci is a Commercial Sales District Manager of EMC. He earned compensation of approximately $317,000 during 2007 and was granted 5,000 stock options. A son of W. Paul Fitzgerald is a District Sales Manager of EMC. He earned approximately $375,000 during 2007 and was granted 4,500 stock options. A daughter of W. Paul Fitzgerald is an Associate General Counsel of EMC and earned approximately $272,000 during 2007 and was granted 4,000 stock options. A son-in-law of W. Paul Fitzgerald is a Director, Finance of EMC. He earned approximately $134,000 during 2007 and was granted 2,000 stock options.

The compensation paid to each immediate family member is in accordance with such family member’s established compensation plan for the year, which plan includes performance-based compensation aligned to the attainment of defined goals, such as quota objectives for individuals involved in sales. Each of such employee’s compensation plans is reviewed annually by his or her manager, and the earnings opportunity and performance objectives for such employees are consistent with the compensation plans of other EMC employees functioning in comparable roles. None of the executive officers or Directors who has an immediate family member employed by EMC has the authority to set such employee’s compensation plan. EMC believes that the annual compensation paid to each of these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.

John R. Egan, a Director of EMC, is the nephew of W. Paul Fitzgerald, a Director of EMC.

In accordance with its written policy and procedures relating to related person transactions, the Audit Committee has approved each of the above transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, EMC’s compliance with legal requirements, the qualifications and independence of EMC’s independent auditors, and the performance of EMC’s internal and independent auditors. EMC’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls. The Audit Committee has four members, each of whom is an independent director under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence and meets the independence criteria applicable to audit committee members under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules. The Audit Committee held 16 meetings in 2007.

During 2007, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s general counsel, independent auditors and the director of worldwide audit at which candid discussions regarding legal matters, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or its independent auditors.

The Audit Committee has reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. The Audit Committee has also reviewed the adequacy and effectiveness of EMC’s legal, regulatory, and ethical compliance programs, including our Business Conduct Guidelines.

The Audit Committee has met, reviewed and discussed EMC’s financial statements for the three years ended December 31, 2007 with EMC’s management and EMC’s independent auditors. The meeting included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed written disclosures and the letter from EMC’s independent auditors required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3600T (concerning matters that may affect an auditor’s independence) and has discussed with EMC’s independent auditors its independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to EMC is compatible with the auditors’ independence.

In 2007, the Audit Committee reviewed and discussed the requirements of, and EMC’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews EMC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of EMC’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on the consolidated financial statements of EMC, management’s assessment of the effectiveness of EMC’s internal control over financial reporting and the effectiveness of EMC’s internal control over financial reporting.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE

Gail Deegan, Chair
Michael W. Brown
Michael J. Cronin
Windle B. Priem

SHAREHOLDER PROPOSALS FOR EMC’S 2009 ANNUAL MEETING

To be eligible for inclusion in EMC’s Proxy Statement for the 2009 Annual Meeting of Shareholders, shareholder proposals must be received at EMC’s principal executive offices no later than December 11, 2008. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn: Paul T. Dacier, Executive Vice President, General Counsel and Assistant Secretary, Facsimile Number 508-497-6915.

ADVANCE NOTICE PROVISIONS

Under our Bylaws, nominations for a Director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from the requirements that a shareholder must meet in order to have a shareholder proposal included in EMC’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, Massachusetts 01748.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and Directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish EMC with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2007, all filing requirements were complied with in a timely fashion, except that Mark A. Link, our Senior Vice President and Chief Accounting Officer, filed a Form 4 on June 14, 2007 reporting the grant on June 5, 2007 of 20,000 shares of restricted stock; Joseph M. Tucci, our Chairman, President and Chief Executive Officer, filed a Form 4 on February 1, 2008 reporting 10,438 shares of Common Stock withheld by EMC on January 31, 2006 to satisfy certain taxes payable in connection with the vesting of previously awarded shares of restricted stock; and William J. Teuber, Jr., our Vice Chairman, filed a Form 4 on February 25, 2008 reporting the gift on December 3, 2004 of 1,000 shares of Common Stock.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address are beneficial owners of shares, your bank or brokerage firm may have sent you a notice that your household will receive only one annual report, Notice of Internet Availability of Proxy Materials or proxy statement, as applicable, for each company in which you hold stock through that bank or brokerage firm. This practice of sending only one copy of proxy materials to each address is known as “householding.” If you received a householding communication, your bank or brokerage firm will send one copy of EMC’s 2008 Proxy Statement, Annual Report on Form 10-K for 2007 or Notice of Internet Availability of Proxy Materials, as applicable, to your address unless contrary instructions were given by any shareholder at that address. At the present time, EMC does not “household” for our shareholders of record.

If you and others in your household who are beneficial owners of shares received more than one copy of the EMC proxy materials this year and you wish to receive a single copy of the proxy materials mailed to you in the future, please mark the designated box on your voting instruction form, follow the instructions provided when you vote over the Internet, or contact your bank or brokerage firm to request that only a single copy of the proxy materials be mailed to the shareholders at your address. If you and others sharing a single address hold your shares through multiple banks or brokerage firms, you will continue to receive at least one set of proxy materials from each bank or brokerage firm.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. Alternatively, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to http://www.emc.com/about/investor-relations/index.htm and request a copy or if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at 866-362-6973.

Exhibit A

Categorical Standards of Independence

In order for a Director to qualify as “independent”, the Board of Directors of EMC Corporation shall affirmatively determine that the Director does not have any material relationship with EMC (directly or as a partner, stockholder or officer of an organization that has a relationship with EMC). This determination shall be disclosed in EMC’s proxy statement for each annual meeting of EMC. In this regard, the Board shall broadly consider all relevant facts and circumstances and has adopted the following categorical standards to assist it in making determinations of independence. In order to be considered independent:

1.	The Director must be independent pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time.

2.	Furthermore, a Director should meet the following additional standards:

(a)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, EMC for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to EMC, or to which EMC is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 1% of the total consolidated assets of the other company; and

(c)	If a Director is an executive officer of any tax exempt organization, EMC’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board may determine that a Director who has, or whose immediate family member has, a relationship that does not meet the standards set forth in paragraph 2 is nonetheless independent. Any such determination and the basis for it will be disclosed in EMC’s next proxy statement.

Last amended: January 27, 2005

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Exhibit B

Proposed Amendments to Articles of Organization and Bylaws

of EMC Corporation to Implement Majority Vote for Directors

Articles of Organization

Article VI of the Restated Articles of Organization of the Corporation shall be amended to add the following at the end thereof:

(l)	The bylaws of the corporation may, but are not required to, provide that in a meeting of shareholders other than a Contested Election Meeting (as defined below), a nominee for director shall be elected to the board of directors only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation’s first notice to shareholders of such meeting sent pursuant to the corporation’s bylaws (the “Determination Date”); provided, however, that if in accordance with the corporation’s bylaws, shareholders are entitled to nominate persons for election as director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period.

Bylaws

Section 2.6 of the Amended and Restated Bylaws of the Corporation shall be replaced in its entirety with the following:

2.6.	Action by Vote.

(a)	Election of Directors. Other than in a Contested Election Meeting (as defined below), beginning at the opening of the polls at the 2009 Annual Meeting of Shareholders, when a quorum is present at any meeting of shareholders, a nominee for director shall be elected to the board of directors if the votes properly cast “for” such nominee’s election exceed the votes properly cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting or at any meeting of shareholders held prior to the 2009 Annual Meeting of Shareholders, when a quorum is present, directors shall be elected by a plurality of the votes properly cast at such meeting. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation’s first notice to shareholders of such meeting sent pursuant to Section 2.4 of these bylaws (the “Determination Date”); provided, however, that if in accordance with Section 3.2 of these bylaws shareholders are entitled to nominate persons for election as director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

(b)	Other Matters. Except as provided in Section 2.6(a), when a quorum is present at any meeting of shareholders, a majority of the votes properly cast upon any question shall decide the question, except when a larger vote is required by law, by the articles of organization or by these bylaws.

B-1

Exhibit C

Proposed Amendments to Articles of Organization

of EMC Corporation to Implement Simple Majority Vote

Article IV of the Restated Articles of Organization of the Corporation shall be amended to add the following at the end thereof:

Approval by Shareholders of Certain Actions

A. Amendment to Articles of Organization

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the Massachusetts Business Corporation Act (the “MBCA”), or by the board of directors of the corporation, acting pursuant to subsection (c) of Section 10.03 of the MBCA, adoption of an amendment to these articles of organization in accordance with Section 10.03 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares of any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 10.03 of the MBCA.

B. Merger or Share Exchange

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to clause (3) of Section 11.04 of the MBCA, approval by the shareholders of a plan of merger or share exchange in accordance with Section 11.04 of the MBCA shall require approval by at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to clause (3) of Section 11.04 of the MBCA.

C. Sale of Substantially All of the Property

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (b) of Section 12.02 of the MBCA, approval of a sale, lease, exchange or disposition of all, or substantially all, of the property of the corporation in accordance with Section 12.02 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (b) of Section 12.02 of the MBCA.

D. Voluntary Dissolution of the Corporation

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors, acting pursuant to subsection (c) of Section 14.02 of the MBCA, adoption of a proposal to dissolve the corporation in accordance with Section 14.02 of the MBCA shall require approval by at least a majority of all the votes entitled generally to vote on the matter by these articles of organization, and in addition

C-1

at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 14.02 of the MBCA.

E. Domestication into Foreign Jurisdiction

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to paragraph (3) of Section 9.21 of the MBCA, approval of a plan of domestication of the corporation to a foreign jurisdiction in accordance with Section 9.21 of the MBCA shall require approval by at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to paragraph (3) of Section 9.21 of the MBCA.

F. Entity Conversion

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to paragraph (3) of Section 9.52 of the MBCA, approval of a plan of entity conversion to a domestic or foreign other entity in accordance with Section 9.52 of the MBCA shall require approval by at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to paragraph (3) of Section 9.52 of the MBCA.

C-2

The Board of Directors unanimously recommends a vote FOR all the nominees listed below and FOR Proposals 2 – 4.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT
ITEM 1.	Election of eleven (11) members to the Board of Directors.	☐	☐	☐

01 Michael W. Brown 02 Michael J. Cronin 03 Gail Deegan 04 John R. Egan 05 W. Paul Fitzgerald 06 Olli-Pekka Kallasvuo	07 Edmund F. Kelly 08 Windle B. Priem 09 Paul Sagan 10 David N. Strohm 11 Joseph M. Tucci

EXCEPT:	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.	To approve amendments to EMC’s Articles of Organization and Bylaws to implement majority vote for directors, as described in EMC’s Proxy Statement.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 4.	To approve amendments to EMC’s Articles of Organization to implement simple majority vote, as described in EMC’s Proxy Statement.	☐	☐	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on May 20, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/emc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the Internet at http://bnymellon.com.mobular.net/bnymellon/emc

PROXY
EMC CORPORATION ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on May 21, 2008, at 10:00 a.m., local time, at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM, RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS EMC’S INDEPENDENT AUDITORS FOR 2008, APPROVING AMENDMENTS TO EMC’S ARTICLES OF ORGANIZATION AND BYLAWS TO IMPLEMENT MAJORITY VOTE FOR DIRECTORS, AND APPROVING AMENDMENTS TO EMC’S ARTICLES OF ORGANIZATION TO IMPLEMENT SIMPLE MAJORITY VOTE, EACH AS DESCRIBED IN EMC’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your EMC Corporation account online.

Access your EMC Corporation shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for EMC Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9 a.m.-7 p.m.

Monday-Friday Eastern Time

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